Building Tomorrow Today 2026 Sustainability Report THE STERLING WAY

STERLING
INFRASTRUCTURE, INC.
Introduction | Corporate Governance | Safety | People | Planet | Appendix

Introduction
3 About Sterling
4 Awards and Industry Recognition
6 Messages from Our Leaders
11 The Sterling Way
12 Sustaining Our Commitment
13 Forging a Sustainable Future

Corporate Governance
15 A Foundation of Integrity and Transparency
16 Ethics and Compliance
18 Risk Management

Safety
20 It All Starts with Safety
21 Employee Protection and Safety Guidance
21 Innovation and Improvement

People
24 People, Our Most Precious Resource
25 A Holistic Approach to Employee Health and Wellness
26 Developing Future Leaders
29 Investing in Future Generations
30 Supporting Our Communities

Planet
34 Protecting Our Environment Starts Before Construction Even Begins
35 Applying Technology to Reduce Environmental Impacts
37 Sustainable Investments
38 Water Infrastructure and Environmentally Responsible Projects
39 Projects in Environmentally Sensitive Areas
40 Responsible Land Clearing and On-Site Material Reuse

Appendix
42 About This Report
43 Reconciliation Tables
44 Sterling Internal and External Stakeholders
45 Our Actions and Initiatives
46 SASB Framework: Engineering and Construction Services
47 TCFD Recommended Disclosures
48 Sustainability Reporting Roadmap


Building Tomorrow Today
STERLING
2026

Cover design by one of our own: Ethan Wilk, Digital Marketing Specialist, with Banicki Construction, a Sterling Company

This report provides Environmental, Social, and Governance (ESG) information to stakeholders. This report was released on April 8, 2026 and reflects company activities beginning in 2020. We intend to provide annual updates to this report and periodic updates on our website, www.strlco.com. The data in this report are unaudited.

The Sterling Way | Sustainability Report 2026 1

In This Section Introduction v About Sterling . . . . . . . . . . . . . . . . . . . . . 3 Awards and Industry Recognition . . . . 4 Messages from Our Leaders . . . . . . . . . 6 The Sterling Way . . . . . . . . . . . . . . . . . . 11 Sustaining Our Commitment . . . . . . . 12 Forging a Sustainable Future . . . . . . . 13 CEC (E-Infrastructure Solutions), Ralph L. Wadsworth (Transportation Solutions) project site Corporate GovernanceIntroduction Safety Planet AppendixPeople The Sterling Way | Sustainability Report 2026 2

Introduction | Corporate Governance | Safety | People | Planet | Appendix

About Sterling

Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, South-Central, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands.

E-Infrastructure Solutions provides advanced, large-scale site development services and mission-critical electrical services for data centers, semiconductor fabrication, manufacturing, distribution centers, warehousing, power generation and more.

Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems.

Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, plumbing services, and surveys for new single-family residential builds.

From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society's quality of life. **Caring for our people and our communities, our customers and our investors–that is…**

The Sterling Way

Our Segments

E-Infrastructure Solutions

Transportation Solutions

Building Solutions

"We build and service the infrastructure that enables our economy to run, our people to move and our country to grow."

Joe Cutillo, *Chief Executive Officer*

The Sterling Companies

PLATEAU

PETILLO COMPANIES

CEC

Ralph L. Wadsworth Construction

Banicki Construction

Texas Sterling Construction Co.

Tealstone

Professional Plumbers Group

Drake Concrete

Road and Highway Builders

The Sterling Way | Sustainability Report 2026 3

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Awards and Industry Recognition

Forbes 2026 America's Most Successful Midsize Companies

#11

Most Successful Mid-Cap Companies

extel

#2

2025 Best CEO, Best CFO

#3

2025 Best Company Board, Best IR Professional, Best IR Program, Best IR Team

Best Companies Of 2025 Investor's Business Daily

#100

Houston Chronicle

#38

Chronicle 100

ENR Engineering News-Record

#21

The Top 600 Specialty Contractors

2025 ENR Lists

#1

The Top 20 Firms in Excavation (E-Infrastructure Solutions: Plateau*, Petillo, RLW)

#11

The Top 20 Firms in Concrete (Building Solutions: Tealstone Residential Concrete, Tealstone Commercial)

Some of the most recent awards Sterling and Sterling subsidiaries have received:

- Chronicle 100, publicly traded companies in the Houston area ranked using performance criteria (total revenue, annual growth in earnings per share, annual revenue growth and one-year total return)
- Engineering News-Record (ENR) 2025 Lists
- Plateau Excavation, the largest in site development
- Extel (formerly Institutional Investor Research) 2025 All-America Executive Team, Midcap rankings ($2B to $10B) within company's sector
- Forbes 2026 America's Most Successful Mid-Cap Companies annual list
- Investor's Business Daily®, a Dow Jones affiliate

The Sterling Way | Sustainability Report 2026 4

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Safety Awards

Banicki 2025 ARTBA National Safety Award

Petillo 2025 AGC National Safety Award

Petillo 2025 UTCA Construction Safety Award in Recognition of Outstanding Achievement in Construction Safety and Health

Ralph L. Wadsworth (RLW) 2025 AGC National Safety Award

RLW ARTBA 2025 National Safety Award

RLW ARTBA 2025 Overall National Safety Award

RLW, Jesse Meldrum, 2025 AGC Safety Professional of the Year

Texas Sterling–Banicki 2025 AGC NASA Safety Award

Project Awards

Banicki Construction, Inc.

2025 ACPA Project Achievement Award CMAR:
Schultz Creek Drainage Improvements at US-180

2025 APWA Project of the Year Award, Disaster/ Emergency Repair Category CMAR:
Schultz Creek Drainage Improvements at US-180

2025 APWA Project of the Year Award, SCRC Transportation Category–CMAR:
Beale Street Streetscape Revitalization

2025 AGC AZ Build Arizona Project of the Year:
PHX West Air Cargo Reconstruction

Ralph L. Wadsworth Construction Company, LLC (RLW)

2025 UCD Magazine Awards' Breakfast: SLC International Airport Terminal Redevelopment Program Phases 3 & 4, Paving & Walls, Utah

RLW/WW Clyde JV: 2025 UCD Magazine Awards' Breakfast. Bangerter South Interchanges Design-Build + Bangerter 4700 S Progressive Design-Build, Utah

2025 Pile Driving Contractors Association Project of the Year winner in the Land: Honda Bridge Replacement Project in Santa Barbara, California

2025 AGC of Utah Project of the Year (Under $50M), Building/Industrial Division: Jordan Valley Water Conservancy District, 5200 West / 6200 South Finished Water Reservoir (Design: Bowen Collins & Associates)


RALPH L.
WADSWORTH


CONSTRUCTION
SAFETY EXCELLENCE
AWARDS
AGC




20 25
CONSTRUCTION SAFETY
PROFESSIONAL OF THE YEAR
SPONSORED BY Milwaukee
I am privileged to work alongside such a talented and passionate group of people who all believe, as I do, that safety isn't just a priority—it's a core value and a culture that we all live and breathe every day.
JESSE MELDRUM
Director of Health & Safety, Ralph L Wadsworth Construction

Ralph L. Wadsworth (RLW) (Transportation Solutions) 2025 AGC Construction Safety Excellence Award, 1st Place; Banicki (Transportation Solutions) 2025 NASA AGC Award; RLW (Transportation Solutions) 2025 Construction Safety Professional of the Year

Some of the most recent awards Sterling and Sterling subsidiaries have received:

- American Concrete Pipe Association (ACPA)
- American Council of Engineering Companies (ACEC)
- American Public Works Association (APWA)
- American Road & Transportation Builders Association (ARTBA)
- Associated General Contractors of America (AGC)
- Pile Driving Contractors Association
- Utility & Transportation Contractors Association (UTCA)
- Utah Construction & Design Magazine (UCD)

The Sterling Way | Sustainability Report 2026 5

32% Adjusted Revenue growth(1) 47% Adjusted EBITDA increase in 2025(1) 53% Adjusted EPS growth(1) $440m Operating cash flow generation $100m Net cash position at 12/31/2025(2) Messages from Our Leaders A Message from Our Chief Executive Officer, Joe Cutillo At Sterling Infrastructure, we build the critical infrastructure that enables modern life. From data centers and advanced manufacturing facilities to transportation systems and the communities where people live, Sterling is helping build the foundation required to support long-term economic expansion in the United States. We execute these essential projects with a clear focus on our customers’ most critical needs, leveraging innovation, advanced technology, operational excellence, and a commitment to safety. 2025 was another exceptional year for our company. We delivered outstanding financial performance, including adjusted revenue growth of 32%, adjusted EBITDA growth of 47%, and adjusted EPS growth of 53%. These results reflect disciplined execution of our strategy and the continued shift of our business toward high-value infrastructure markets that are supported by strong long-term demand. During the year, we further strengthened our platform with the acquisition of CEC Facilities Group, expanding our capabilities into mission-critical electrical services and enhancing the range of solutions we provide to our customers. This report highlights how our teams continue to advance responsible and sustainable practices across our operations as we grow. Sustainability remains embedded in how we operate, manage risk, and allocate capital. We continue to invest in advanced equipment, technology, and operational processes that improve efficiency, enhance safety, and reduce environmental impact. At its core, sustainability is about doing the right thing every day. Our teams remain focused on continuously improving how we work, strengthening our operations, and delivering critical infrastructure safely, responsibly, and with discipline. We believe our strategy and capabilities position Sterling to benefit from the powerful infrastructure investment cycle underway in the United States while continuing to create long-term value for our stakeholders. We are proud of what we have accomplished and remain focused on how we can get even better in the years ahead. Joe Cutillo Chief Executive Officer “We remain focused on disciplined execution, margin performance and strategic growth in high-return markets. Combined with our strong operational foundation and backlog visibility, we believe we are well positioned to deliver sustained long- term value for our shareholders, customers and employees.” “At Sterling, we build and service the infrastructure that enables our economy to run, our people to move and our country to grow.” (1)See “Non-GAAP Measures”, “Adjusted Net Income Reconciliation”, “Adjusted EBITDA Reconciliation”, and “Segment Information” in the Appendix for more information. (2)Net cash is total cash less total debt Corporate GovernanceIntroduction Safety Planet AppendixPeople The Sterling Way | Sustainability Report 2026 6

As Chief Operating Officer, my priority is ensuring that Sterling’s operations remain aligned with our long-term strategy while consistently delivering safe, high-quality results for our customers. Operational excellence is fundamental to our ability to grow and compete as a leading infrastructure services provider, and it begins with a deeply embedded culture of safety. Protecting our employees, partners, and the communities where we operate remains our highest priority. Every day, we reinforce the practices and standards that enable safe, disciplined execution across all of our projects. As Sterling continues to expand, we remain intentional in how we evaluate and adopt advanced technologies, equipment, and processes that enhance performance and support responsible operations. We promote a culture of accountability, innovation, and continuous improvement, empowering our teams to identify better ways to deliver projects efficiently, manage risk effectively, and meet the evolving needs of our customers. Disciplined risk management, operational consistency, and adaptability are central to how we create long-term value. Across our businesses, we assess emerging challenges and opportunities, refine our processes, and strengthen collaboration to ensure our operations remain resilient and efficient as conditions evolve. Sustainability is integrated throughout these efforts. From strengthening climate resilience and water stewardship to reducing waste and promoting responsible material use at our project sites, we are focused on practical actions that enhance operational efficiency while minimizing environmental impact. I am proud of the dedication and professionalism our teams demonstrate every day. As Sterling looks ahead, we remain committed to building on this momentum—continuing to strengthen our operations, reinforce our culture, and deliver infrastructure solutions that support a more sustainable and resilient future. Taking Action and Making a Difference Chief Operating Officer, Dan Govin Long-term Value Creation Chief Financial Officer, Nicholas Grindstaff Through disciplined financial management and strategic decision-making, Sterling has built a strong and diversified portfolio that positions the company to adapt, grow and capitalize on opportunities in today’s dynamic infrastructure market. In my role as Chief Financial Officer, I focus on supporting continued growth by ensuring capital is deployed efficiently and in ways that strengthen our core businesses and support expansion in key markets. As Sterling continues to evolve, we remain focused on maintaining operational discipline while delivering long-term value creation. Pursuing new opportunities and expanding our capabilities requires strong coordination across the organization— including financial oversight, capital allocation, risk management and shareholder engagement—to ensure we achieve our long-term strategic objectives. Maintaining financial strength, liquidity, and operational consistency remains central to how we evaluate investments and guide the company forward. Sustainability and sound governance are integral to these efforts. My responsibilities include helping ensure that Sterling operates with transparency, accountability, and strong financial controls, while remaining attentive to the evolving regulatory landscape. We also continue to assess climate-related and other emerging risks as part of our broader enterprise risk management framework, reinforcing our commitment to responsible growth and long-term resilience. Looking ahead, we remain confident in Sterling’s strategic direction and the strength of our financial foundation. We believe Sterling is well positioned to capture opportunities across the infrastructure markets we serve while continuing to deliver long-term value for our shareholders. • We maintain a disciplined capital allocation framework. • We apply a rigorous investment evaluation process. • We integrate sustainability considerations into financial oversight and enterprise risk management • Through technology and internal audit collaborations, we are establishing controls for accuracy and reliability of sustainability- related data. Corporate GovernanceIntroduction Safety Planet AppendixPeople The Sterling Way | Sustainability Report 2026 7

Sterling’s information systems and technology are essential to operational effectiveness, business growth, and data protection. As the organization evolves, maintaining secure, reliable, and resilient systems while delivering scalable, transformative technologies remains critical to achieving our strategic objectives. As Chief Information Officer, I focus on advancing technologies that strengthen operations, improve efficiency and quality, and support growth, while overseeing cybersecurity and information risk management. We take a proactive approach to protecting our systems and data through modern security tools, established governance practices, and continuous monitoring to address an increasingly complex threat environment. Our cybersecurity program aligns with recognized industry standards and follows a structured, risk-based approach to identify, protect against, detect, respond to, and recover from cyber threats. Key elements include risk management, incident response, access controls, and continuous monitoring, supported by AI- and machine learning-enabled security operations. Cybersecurity is a shared responsibility across the organization. We emphasize employee awareness, training, and accountability, reinforced by clear policies, processes, and internal controls. Ongoing investment in leadership, expertise, and infrastructure strengthens our cybersecurity posture and supports long-term resilience. In parallel, we collaborate closely with the business to deploy innovative technologies that streamline operations and improve efficiency. We are developing AI capabilities to automate labor-intensive tasks and enhance decision-making, enabling employees to focus on higher-value work. These solutions are being applied across pre-construction, project management, and operations, helping the business scale efficiently and meet growing customer demand. As technology continues to evolve, we remain committed to helping our businesses grow and scale through innovation and strengthening our operations and cybersecurity program. By continuously innovating and refining our cybersecurity posture, we aim to protect our operations, support our people and customers, and reinforce Sterling’s long-term growth strategy. Security and Technology Innovation Chief Information Officer, Sarah Miller As Sterling’s General Counsel and Chief Compliance Officer, my role centers on protecting what matters most to our shareholders, employees and stakeholders by ensuring the Company operates with integrity, accountability and strong governance. This requires an active and forward-looking approach to compliance, informed by continuous engagement with an evolving legal and regulatory environment. Sterling’s governance and compliance framework is foundational to our sustainability strategy, aligning responsible business practices with our broader corporate objectives. Strong governance supports disciplined decision-making, effective risk management and reinforces the trust placed in us by those we serve, which is why Corporate Governance remains the starting point of our sustainability reporting. As regulatory and sustainability expectations evolve, we remain focused on maintaining compliance. Through ongoing oversight, collaboration and transparency, we work to ensure Sterling remains well positioned to navigate change and uphold the standards that guide our business. Excellence Guided by Governance General Counsel, Chief Compliance Officer & Corporate Secretary, Mark D. Wolf Corporate GovernanceIntroduction Safety Planet AppendixPeople The Sterling Way | Sustainability Report 2026 8

As Vice President of Investor Relations, my focus is on fostering long-term, constructive relationships with our investors and broader stakeholder community through consistent, thoughtful engagement. At Sterling, we view effective communication as a core responsibility, one that supports informed decision-making and reinforces our position as a trusted infrastructure solutions partner. Through consistent communication and disclosure, we aim to provide a clear understanding of our strategy, operating performance, and long-term opportunities. Transparency and accountability remain central to our approach. We believe investors seek insight not only into financial results, but also into how companies manage risk, allocate capital, and position their businesses for sustainable growth. At Sterling, sustainability and responsible business practices are integrated into our governance and risk management frameworks, helping guide capital allocation, opportunity evaluation, and operational decision-making. These principles help ensure our strategy remains disciplined and focused on sustaining long- term shareholder value. Regular interaction with institutional investors and analysts is an important part of our Investor Relations program. These discussions help ensure our disclosures remain clear and relevant while providing valuable perspectives that shape how we communicate Sterling’s strategy, performance, and long-term value proposition. As Sterling continues to expand across high-value infrastructure markets, we remain committed to maintaining open communication and providing transparent insight into the factors that drive our long- term performance and value creation. The pace of change across industries continues to accelerate. Advances in technology, data, automation and manufacturing are reshaping how infrastructure is planned, built and operated. As infrastructure demands evolve, Sterling continues to integrate advanced technologies, digital modeling tools and data-driven planning methods across its operating companies. These capabilities help improve project precision, enhance coordination across project teams and support more efficient delivery of complex infrastructure projects. In this report, we highlight how Sterling continues to advance its sustainability journey and integrate responsible practices across the organization. The progress reflected demonstrates how our businesses collaborate, innovate and adapt as we grow. We begin with Corporate Governance and Safety, which form the foundation of our sustainability framework. Strong governance and a steadfast commitment to protecting our employees guide how we operate every day. The People section highlights our workforce—recognizing their dedication, community engagement and efforts to help develop the next generation of industry leaders. The Planet section outlines how Sterling works to reduce environmental impact through thoughtful resource management, recycling and reuse of jobsite materials, preparedness for extreme weather and water scarcity, waste reduction and continuous improvements in operational efficiency. While we are proud of the progress we have made, we recognize there is more work ahead. As infrastructure needs continue to evolve, we remain committed to investing in the people, technology and responsible business practices that support our employees, our customers, our investors and the communities where we operate while helping build resilient and sustainable infrastructure for the future. That is The Sterling Way. Communicating Our Commitment Our Momentum Makes Us Even Stronger VP of Investor Relations and Corporate Strategy, Noelle Dilts, CFA For more information about Sterling’s Investor Relations, visit our website at strlco.com. Head of Strategic Communications and Sustainability, Mary Gonzalez, EdD Corporate GovernanceIntroduction Safety Planet AppendixPeople The Sterling Way | Sustainability Report 2026 9

Introduction | Corporate Governance | Safety | People | Planet | Appendix

It All Starts with Safety



Vice President of Health & Safety, Nick Kakasenko

Safety remains at the core of everything we do at Sterling. Our people are our greatest asset, and our commitment to protecting them, and the communities where we work, guides the decisions we make on our projects and across our organization. Creating and sustaining a safe work environment is fundamental to our ability to deliver high-quality infrastructure projects and operate responsibly.

Our safety culture is built on engagement, accountability and continuous improvement through our Safe and Sound program. We empower employees at every level to speak up, identify hazards and take action to prevent incidents before they occur. Through ongoing training, education and open communication, we expect and reinforce safe behaviors and strengthen awareness, always with the goal of ensuring our employees return home safely at the end of each day.

As Sterling continues to grow and expand its operations, we remain focused on evolving our safety programs to meet changing conditions and emerging risks. We adopt new tools, technologies and processes that enhance hazard recognition, improve reporting and provide better insight into safety performance across our projects. These efforts support a proactive approach to risk management and allow us to continuously refine our safety practices.

Safety is not static. It requires constant attention, learning and adaptation. By integrating safety into planning, work execution and leadership discussions, we reinforce its importance as a shared responsibility across the organization. I am proud of the commitment our teams demonstrate every day and confident that our continued focus on safety will remain a cornerstone of Sterling's success as we move forward.


Activity
Hazards
Hazard Mitigation
Installing Storm F103-F102
Installing sewer Z80 - Z100
Backfilling
Loading + Hauling Dirt + Rock
Cave-ins
Pinch Points
Over Head Loads
Construction Traffic
Heavy Equip
Slips, Trips, Falls
Slope All Excavations as Class C - 1½ - 1
Do NOT get under any suspended loads
Use spotter in congested areas
Equip Inspections filled out prior
And Foot Placement
Wear ALL site specific PPE @ ALL times
Hard Hat - chin strap
Glasses
Cut Level 4 gloves




Global Safety Week 2025




MAKE THE
SAFE
CHOICE!

E-Infrastructure Solutions: Plateau project sites; Safety Training; Petillo Safety Employee of the Month

The Sterling Way | Sustainability Report 2026 10

Introduction | Corporate Governance | Safety | People | Planet | Appendix

The Sterling Way—An Integral Part of Our Culture

Sustainability Efforts Since 2020

2020	2021	2022	2023	2024	2025	2026
COVID-19 Response						
Sustainability, a core strategic item on Board's agenda	Sustainability lead role added, reporting to CEO and CFO with direct line to BOD					
Sustainability-related risks in Enterprise Risk Management (ERM) assessment						
Support and partner with organizations that contribute to a sustainable future, including end customers, suppliers, national associations and nonprofits						
	Sustainability presented at Annual Strategy Session, Executive Leadership Team and at Board of Directors meetings	Sustainability presented to division presidents and at Controller's Conference	Internal collaborations continue with Sustainability presented at Sterling Academy			
	Materiality assessment					
	Investor perception studies by ISS Corporate Solutions and The Equity Group					
	Market study by University of St. Thomas, Cameron School of Business MBA class					
	Sustainability in external communications					
		Sterling's CEO leads ARTBA's Transportation Industry environmental, social and governance recommendations		Sterling's CEO, Joe Cutillo, named Vice Chair At-Large on the Executive Committee, ARTBA		
		Sterling's Sustainability lead co-teaches (volunteer) MBA Sustainability and Governance class at UST	Sterling's Sustainability lead continues at UST and participates as panel speaker at the ESG Winter Forum, panel: Managing a Just Transition: Balancing social and environmental priorities	Sterling's Sustainability lead teaches at UST and serves on the Houston Citizen's Environmental Coalition Communications Committee		
			Sterling joins the UN Global Compact			
	Development of first Sustainability Report	**Building a Better Tomorrow**, The Sterling Way–2022 Sustainability Report	**Leading the Way**, The Sterling Way–2023 Sustainability Report	**For Better and Beyond,** The Sterling Way–2024 Sustainability Report	**Building Tomorrow Today,** The Sterling Way–2025 Sustainability Report	**Building Tomorrow Today,** The Sterling Way–2026 Sustainability Report

The Sterling Way | Sustainability Report 2026 11

SDG 2: Zero Hunger End hunger, achieve food security and improved nutrition and promote sustainable agriculture • People: Supporting Our Communities, New and Ongoing Sponsorship and Support SDG 3: Good Health and Well-Being Ensure healthy lives and promote well-being for all at all ages • People: A Holistic Approach to Employee Health and Wellness, New and Ongoing Sponsorships and Support • Safety SDG 4: Quality Education Ensure inclusive and equitable quality education and promote lifelong learning opportunities for all • Corporate Governance: Ethics and Compliance • People: Developing Future Leaders, Investing in Future Generations SDG 5: Gender Equality Achieve gender equality and empower all women and girls • Corporate Governance • People: Our Most Precious Resource SDG 6: Clean Water and Sanitation Ensure availability and sustainable management of water and sanitation for all • Planet: Clean Water and Sanitation-Related Projects, Projects in Environmentally Sensitive Areas SDG 7: Affordable and Clean Energy Ensure access to affordable, reliable, sustainable and modern energy for all • Planet: Sustainable Investments, Projects in Environmentally Sensitive Areas SDG 8: Decent Work and Economic Growth Promote sustained, inclusive and sustainable economic growth, full and productive employment and decent work for all • Corporate Governance: Ethics and Compliance • People: Developing Future Leaders, Investing in Future Generations, Supporting Our Communities SDG 9: Industry, Innovation and Infrastructure Build resilient infrastructure, promote inclusive and sustainable industrialization and foster innovation • Corporate Governance: Ethics and Compliance • People: Investing in Future Generations • Planet: Applying Technology to Reduce Environmental Impacts, Sustainable Investments • Safety SDG 11: Sustainable Cities and Communities Make cities and human settlements inclusive, safe, resilient and sustainable • Corporate Governance: Ethics and Compliance • People: Developing Future Leaders, Investing in Future Generations • Planet: Projects In Environmentally Sensitive Areas, Revitalization and Recycling • Safety SDG 12: Responsible Consumption and Production Ensure sustainable consumption and production patterns • Planet: Projects in Environmentally Sensitive Areas, Revitalization and Recycling SDG 13: Climate Action Take urgent action to combat climate change and its impact • Corporate Governance: Risk Management • Planet: Applying Technology to Reduce Environmental Impacts, Projects in Environmentally Sensitive Areas SDG 15: Life on Land Protect, restore and promote sustainable use of terrestrial ecosystems, sustainably manage forests, combat desertification and halt and reverse land degradation and halt biodiversity loss • People: New and Ongoing Sponsorships and Support • Planet: Sustainable Investments, Projects in Environmentally Sensitive Areas SDG 17: Partnership for the Goals Strengthen the means of implementation and revitalize the Global Partnership for Sustainable Development • Corporate Governance: Ethics and Compliance • People: Investing in Future Generations • Planet: Sustainable Investments, Clean Water and Sanitation-Related Projects, Projects in Environmentally Sensitive Areas, Revitalization and Recycling • Safety Sustaining our commitment begins with recognizing both the responsibility and opportunity that come with building critical infrastructure. As Sterling continues to grow and evolve, we remain focused on operating responsibly, strengthening our practices and identifying practical ways to reduce risk, support innovation and create long-term value. By integrating sustainability considerations into how we govern, plan and execute our work, we aim to responsibly manage our impacts while supporting the needs of our customers, employees, communities and investors. In 2023, Sterling joined the UN Global Compact initiative, a voluntary leadership platform for the development, implementation and disclosure of responsible business practices. Launched in 2000, the UN Global Compact is the largest corporate sustainability initiative in the world, with more than 15,000 companies and 3,800 non-business signatories based in over 160 countries and more than 69 local networks. The UN Global Compact is a call to companies everywhere to align their operations and strategies with ten universally accepted principles in the areas of human rights, labor, environment and anti-corruption and to take action in support of UN goals and issues embodied in the Sustainable Development Goals (SDGs). Some SDG icons appear at the beginning of report sections and on other pages of the report where applicable. Sustaining Our Commitment The United Nations’ Sustainable Development Goals (UNSDGs): The 2030 Agenda for Sustainable Development was adopted by all United Nations Member States in 2015 and provides a shared blueprint for peace and prosperity for people and the planet now and in the future. At its heart are the 17 Sustainable Development Goals (SDGs), which are an urgent call for action by all countries in global partnership. Items referenced are examples of our strategic initiatives. Corporate GovernanceIntroduction Safety Planet AppendixPeople The Sterling Way | Sustainability Report 2026 12

Forging a Sustainable Future We build and service the infrastructure that enables our economy to run, our people to move and our country to grow. Across the diverse projects we deliver, from mission-critical site development and transportation infrastructure to residential and commercial construction, we are guided by a shared commitment to operate with purpose and discipline. We approach each project with an eye toward continuous improvement, applying lessons learned and innovative practices to strengthen performance today while responsibly preparing for future needs. The following are some of Sterling’s sustainability-implemented practices and planned initiatives. • Integrate climate-related risks into key governance processes; enhance Board-level oversight through audit and emerging risk oversight • Support a cross-functional team that includes sustainability, governance, finance and compliance colleagues • Assess financial impact of climate risk and how it relates to revenues, expenditures, assets, liabilities and capital • Adapt existing enterprise-level and other risk management processes to take account of climate risk • Use the same quality assurance and compliance approaches for climate- related information for finance, management and governance disclosures • Reduce and neutralize our greenhouse gas (GHG) emissions through short- term and long-term initiatives Ralph L. Wadsworth (Transportation Solutions) project sites Corporate GovernanceIntroduction Safety Planet AppendixPeople The Sterling Way | Sustainability Report 2026 13

Corporate GovernanceIntroduction Safety Planet AppendixPeople The Sterling Way | Sustainability Report 2026 14 In This Section Corporate Governance A Foundation of Integrity and Transparency . . . . . . . . . . . . . . . . . 15 Ethics and Compliance . . . . . . . . . . . . 16 Risk Management . . . . . . . . . . . . . . . . . 18 Ralph L. Wadsworth project sites We honor the legacy of Ralph L. Wadsworth, founder of Ralph L. Wadsworth Construction Company, whose commitment to integrity, hard work and strong relationships continues to guide the company and its people today.

Corporate GovernanceIntroduction Safety Planet AppendixPeople The Sterling Way | Sustainability Report 2026 15 We uphold governance practices that foster integrity, accountability, and thoughtful decision-making in support of our stakeholders and the long-term success of our business. Board Governance Guidelines, Ethics and Business Conduct We are committed to strong and effective governance practices that are intended to promote and protect the interests of our shareholders. Our board governance guidelines, along with the charters of the standing committees of our board, provide the framework for the governance of the Company and reflect the board’s commitment to monitor the effectiveness of policy and decision-making at both the board and management levels. Our board governance guidelines and our code of business conduct are available at www. strlco.com under Investor Relations–Corporate Governance-Board Governance and -Code of Conduct, respectively. Both are available in print to any shareholder who requests a copy. Any amendments or waivers granted to directors or executive officers will be promptly disclosed on our website. Such information will remain on our website for at least 12 months. A Foundation of Integrity and Transparency Access our full Board Governance Guidelines, Committee Charters, and Code of Business Conduct below • Audit Committee Charter • Compensation and Talent Development Committee Charter • Corporate Governance and Nominating Committee Charter • Board Governance Guidelines • Code of Business Conduct Plateau Excavation (E-Infrastructure) project sites; Ralph L. Wadsworth 2025 summer interns on project site

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Ethics and Compliance

At Sterling, we are committed to conducting our business in accordance with the highest ethical, legal and professional standards. Through clear communication, ongoing education and targeted training, our core values and company policies are consistently reinforced across all levels of the organization. We provide employees with channels to raise ethical concerns and encourage a culture of accountability, transparency and integrity.

Formal Policy Committee established

Sterling Infrastructure launched a cross-functional Policy Committee in 2025 to oversee the development, review and maintenance of key corporate policies. The committee brings together leaders across functions including legal, finance, human resources, information technology and safety to support governance oversight and help ensure company policies remain aligned with applicable regulations, company standards and evolving operational practices.

Sterling ethics and compliance programs include:

- Code of Business Conduct
- Insider Trading
- Conflicts of Interest
- Anti-Fraud
- Supplier Code of Conduct

- Sterling's **See Something, Say Something** initiative encourages employees to speak up about any possible transgressions and to take responsibility for their actions. Communication channels are always open through our **Ethics Line**. Anonymous and confidential, the Ethics Line allows employees to voice concerns and report misconduct. The Ethics Line is open to customers, vendors and any other third-party with knowledge of an ethics or compliance issue.

Ongoing Employee Training Efforts

- Sterling's ongoing ethics and compliance program trains and educates employees on the application of the Company's core values, as well as individual obligations under applicable legal requirements and Company policies
- Sterling's ethics and compliance program includes ongoing efforts to assess, evaluate, monitor and audit compliance with the Company's ethics and compliance policies and procedures. The nature and extent of these activities depend on a variety of factors, including new regulatory requirements, changes in business practices and other considerations.
- Code of Conduct training includes content and application to daily activities and targeted training in key risk areas dependent on job functions.


Plateau (E-Infrastructure Solutions) Safety Training

Client, Subcontractors, Partners, and Suppliers

- Our project sites vary widely in size, scope and complexity, which requires careful coordination and oversight of partner relationships throughout the project lifecycle. Sterling adheres to contractual requirements and works to protect the interests of all stakeholders involved. In addition to our Supplier Code of Conduct, we engage partners through structured processes such as preconstruction and kick-off meetings, safety briefings, and inspection programs to promote alignment, accountability and safe project execution.

The Sterling Way | Sustainability Report 2026 16

Corporate GovernanceIntroduction Safety Planet AppendixPeople The Sterling Way | Sustainability Report 2026 17 Cybersecurity Risk Management and Strategy Our cybersecurity program adheres to recognized industry standards, notably the National Institute of Standards and Technology (NIST) cybersecurity framework. The NIST cybersecurity framework offers a structured and adaptable approach for managing cybersecurity risks, enabling effective identification, protection, detection, response, and recovery from cybersecurity threats. Compliance with NIST standards strengthens organizational resilience and affirms our commitment to established best practices. Primary technology vendors are required to comply with our security and governance standards and submit annual SOC I/SOC II reports. These reports enable us to assess our partners’ controls in information security, privacy, and confidentiality. Our cybersecurity program includes key elements such as risk management, incident response, access control, and continuous monitoring to protect organizational assets and data. The Company employs artificial intelligence and machine learning-based managed security operations, including 24/7 monitoring performed by a third- party provider in collaboration with internal teams. We have implemented effective cybersecurity awareness training programs to educate employees on identifying and responding to cybersecurity threats, transforming potential vulnerabilities into a strong defensive posture. Monthly phishing simulation campaigns promote awareness among employees, reduce the risk of successful phishing attacks, and foster a culture of security throughout the organization. Additionally, comprehensive vulnerability, patch, and risk management processes are in place to monitor threats associated with our systems, applications, and data. This proactive approach enables timely detection and response to cybersecurity threats, minimizing potential impacts on business operations and financial stability. Each year, we conduct penetration testing to gain deeper insight into our security posture. This helps us protect our digital assets, identify vulnerabilities before attackers can exploit them, and meet compliance requirements. The Company has implemented a proactive and ongoing vulnerability management program designed to find, assess, prioritize, and address vulnerabilities and misconfigurations across our systems, networks, and applications. Such a program is essential for maintaining the security and integrity of an organization’s digital assets while reducing the chances of cyberattacks and data breaches. The Company maintains robust incident management processes to swiftly address any security incidents that may occur, mitigating their impact and preserving operational integrity. Cybersecurity Governance Our Board incorporates cybersecurity risk into its overall risk oversight responsibilities, recognizing cybersecurity and IT risks as critical strategic concerns for the Company. The Board supervises management’s execution of our cybersecurity risk management program by receiving regular updates from management on cyber risks, details of our risk management initiatives, and incidents related to cybersecurity. Our Cybersecurity program is overseen by the Chief Information Officer (CIO) and led by the Director of Cybersecurity. The CIO and Director of Cybersecurity are responsible for driving our enterprise-wide cybersecurity strategy, compliance, policy, standards, security architecture, cyber operations, governance and risk management. The CIO has over 30 years of IT leadership experience and has led cybersecurity and compliance for over 10 years at large global public and private companies. The Director of Cybersecurity has over two decades of experience in Information Security, including 14 years in prominent leadership positions as a director and virtual Chief Information Security Officer (vCISO) for recognized organizations. Our director holds a master’s degree and is currently pursuing a Ph.D. in Cybersecurity. The Director of Cybersecurity provides regular updates on security and risk management to executive leadership. The CIO communicates with the Board and disclosure committee to ensure comprehensive oversight of our cybersecurity posture. Updates are presented during quarterly disclosure committee meetings and annual Board and executive leadership meetings. During these sessions, key topics such as cybersecurity risk, control maturity, incident management, compliance posture, and security improvement initiatives are discussed to ensure a thorough understanding and governance of our cybersecurity landscape. Cybersecurity Risks, Threats, and Incidents We have not identified any risks from known cybersecurity threats, including as a result of any prior cybersecurity incidents, that have materially affected or are reasonably likely to materially affect us, including our operations, business strategy, results of operations or financial condition. Cybersecurity The Company has a comprehensive cybersecurity risk management strategy and program which involves identifying, assessing, and mitigating risks to protect organizational assets and ensure business continuity. Ethics and Compliance

Corporate GovernanceIntroduction Safety Planet AppendixPeople The Sterling Way | Sustainability Report 2026 18 Our board of directors as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report to the full board. In its risk oversight role, our board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. The board evaluates risks over the short-term and over the long-term. Risk evaluation over the short-term includes the assessment of multiple inputs, including (i) receiving management updates on our business operations, financial results and strategy and discussing risks related to the business at each regular board meeting, (ii) receiving regular reports on all significant committee activities at each regular board meeting and (iii) evaluating the risks inherent in significant transactions, as applicable. In connection with risk evaluation over the long-term, the board also seeks out the input of subject matter experts and consultants. Accordingly, a formal, enterprise risk assessment, which includes numerous members of Company management, is performed annually as part of our strategic plan process. Throughout the year, the board of directors received briefings and assessments of the Company’s risks, including, among other items, key risks related to: • Contract structure and litigation management • Project construction, third-party performance, and claims management • Health, safety, and environment (“HSE”) compliance • Environmental responsibility and sustainability, including ESG compliance and climate-related impacts • Internal controls and financial reporting including liquidity & cash management • Information technology (“IT”), data governance, cybersecurity and overall data security • Macro-economic factors and supply chain management • Management of 50% owned entities, construction joint venture (“JV”) partners and new acquirees • Organizational alignment, strategy and growth • Project selection, forecasting and bid management • Talent acquisition & development and retention & succession planning Our board believes that full and open communication between executive management and our board is essential to effective risk oversight. Our chair of the board meets regularly with executive management to discuss a variety of matters including business strategies, opportunities, key challenges and risks facing the Company, as well as enterprise risk assessment and risk mitigation strategies. Executive management attends all regularly scheduled board meetings where they make presentations to our board on various strategic matters involving our operations and are available to address any questions or concerns raised by our board on risk management or any other matters. Our board of directors oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals. The board’s involvement in the strategic planning process is a critical part of the assessment of the risks that impact our strategic goals and the management of those risks as they develop. The board holds annual strategic and succession planning sessions to discuss, among other things, the progression of the Company’s strategy as it relates to each operating segment, market presentations specific to each segment, and the utilization and development of talent and management succession. Our board and executive management receive regular updates on corporate social responsibility (CSR) matters. Oversight of the sustainability communications program resides with the Head of Corporate Communications and Sustainability, who maintains ongoing coordination with senior leadership, including Legal, Finance, Operations, IT, Health and Safety, and sector leadership, to support alignment across the Company. This role reports to the VP of Investor Relations and Corporate Strategy, who provides CSR updates to the board and executive leadership during monthly, quarterly, and annual meetings. Risk Management Board of Directors Ultimately responsible for risk oversight Board Committees Assist the board in fulfilling its oversight responsibilities with respect to the following: • Independent registered public accounting firm • Internal controls and financial reporting • Related party transactions • IT governance and data security • Macro-economic factors • Legal and regulatory compliance, including contract structure and litigation management • Complaint reporting procedures Audit Committee • Incentive compensation (cash and equity) • Executive compensation • Talent acquisition, development and retention • Key senior management succession planning • Director compensation • CEO evaluation Compensation and Talent Development Committee • Board and committee leadership structure • Corporate governance • Director nominations • Board governance guidelines • Board and director evaluations • Board and CEO succession planning Corporate Governance and Nominating Committee The standing committees of the board of directors support the board in fulfilling its oversight responsibilities, including oversight of risk management. The chart above provides and overview of the areas overseen by each committee.

Introduction Safety Planet AppendixPeople Corporate Governance The Sterling Way | Sustainability Report 2026 19 In This Section Safety It All Starts with Safety . . . . . . . . . . . . . . 20 Employee Protection and Safety Guidance . . . . . . . . . . . . . . . . . . 21 Innovation and Improvement . . . . . . . 21 E-Infrastructure Solutions: CEC, Petillo Safety Training

Introduction | Corporate Governance | Safety | People | Planet | Appendix

It All Starts with Safety

Safety is fundamental to our company, its growth and our ability to deliver innovative infrastructure solutions.

Sterling's safety programs are supported through an abundance of precaution and a commitment to get our employees home safely each and every day. We are proud of our teams and our award-winning safety record, evident through the numerous industry awards and accolades our diligence has earned.

Sterling Infrastructure tracks a range of operational and safety metrics that help monitor performance across its projects and workforce. These indicators provide insight into the company's commitment to protecting employees, maintaining disciplined project execution and delivering infrastructure projects safely and efficiently.

Within the infrastructure and construction sector, safety performance is widely recognized as a key indicator of operational excellence. Strong safety outcomes support workforce wellbeing, reduce operational risk and contribute to consistent project delivery.

Sterling's reported safety performance metrics reflect the company's continued focus on maintaining strong safety practices across its operations. By reporting these performance indicators, Sterling provides stakeholders, including investors and customers, with greater visibility into operational performance and the company's ongoing efforts to strengthen safety culture across its projects.

Safety KPIs	FY19	FY20	FY21	FY22	FY23	FY24	FY25
Total Recordable Incident Rate (TRIR)	1.51	0.92	0.53	0.58	0.72	0.42	**0.46**
Lost Time Incident Rate (LTIR)	0.18	0.13	0.07	0.13	0.12	0.06	**0.14**
Days Away, Restricted or Transferred (DART)	0.71	0.43	0.33	0.26	0.33	0.18	**0.25**
Experience Modification Rate (EMR)	0.82	0.84	0.76	0.69	0.57	0.56	**0.72**
Fatality Rate	0	0	0	0	0	0	**0**

See page 6 for Safety Awards.


PETILLO
COMPANIES

The Sterling Way | Sustainability Report 2026 20

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Employee Protection and Safety Guidance

Our systems are continually evolving, allowing us to proactively and effectively mitigate and manage risk in our work environment.

A key component of risk management is our Risk/Task Analysis Process. This is followed by the creation of a Job Hazard Analysis (JHA). Before a project is started, the project team comprised of the Project Manager, Superintendent and Safety Manager conducts an evaluation of the project and documents all the major risks and tasks associated with the project. Once this is completed, each task is assigned a risk ranking. The risk ranking identifies all the tasks with high potential for a major incident and moves them into a category in which a JHA is required. Created by the project teams, JHAs take a closer look at a specific task. During this review, all steps are identified along with the hazards and mitigation steps required to remove the hazards. To highlight areas with high potential for incidents, a risk ranking is applied to each of the steps. JHAs are thoroughly reviewed by the Safety Teams and discussed with the crews to receive their feedback. Daily safety briefings, also known as "Stuff That Can Kill You" (STCKY) meetings, occur before each work shift. This helps reinforce daily hazards and corrective actions and invites employees to participate in the hazard recognition processes. These processes, along with all safety policies, are clearly outlined and applied companywide through our Sterling Infrastructure, Inc. Safety Manual. The Sterling Safety Manual is part of the Sterling Safety Management Program and is a comprehensive guide for managers that empowers employees with the knowledge and resources they need to complete their work safely. The safety manual is regularly reviewed and updated to stay current with industry standards. Using technology can help streamline and improve systems. We have created and implemented an interactive New Hire Orientation (NHO) that includes training on the Global Harmonization System (GHS) and silica awareness training. The online training was translated into Spanish for our employees who speak Spanish exclusively. The training covers all the necessary topics, such as our core safety principles, personal protective equipment (PPE) usage, fall protection, equipment safety, trench and excavation awareness, drug testing and incident reporting. In addition, we discuss the GHS system that alerts our employees to the hazards associated with chemicals.

Project Safety Checklists and Observations Completed at Jobsites	2023	2024	2025
Safety Checklists	2,795	3,116	3,392
Observations	63,228	75,151	75,004
JHAs, STCKY Books, Safety Meeting		47,504	46,806
Permits to Work		5,955	18,406

Silica awareness training is part of our curriculum. This informs our employees about the short- and long-term hazards related to silica exposure and details the best methods of protection when dealing with a potential silica exposure. To reinforce and support a strong safety culture, safety performance measures are directly linked to compensation, beginning at the top levels of our organization. Annual goals for safety inspections and observations are set for every one of our businesses. Updates are presented at every Board meeting and at every Executive Leadership Team meeting.

Innovation and Improvement

We continually look at ways to innovate and improve. We embrace technology to improve, refine and simplify our systems, making them easier for our employees to follow. Utilizing technology helps facilitate this in our work environments and provides us with a clear set of data to help manage our safety program.

Our online safety platform streamlines the distribution of information, measures the frequency of our leading indicators and simplifies incident reporting. This technology allows us to measure the quality of our leading indicators and develop real-time dashboards to assist in focusing our efforts on higher-risk activities.


FORCE GREATER
MECHANICAL
ELECTRICAL
PRESSURE
TOXIC
ENVIRONMENTAL
SOUND
GRAVITY
MOTION
STERLING
SAFE and SOUND
SEE IT! CORRECT IT!


SAFETY.
PRODUCTIVITY.
EXCELLENCE.
CEC
Milwaukee

The Sterling Way | Sustainability Report 2026 21

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Process Improvement

1. **Serious Incident and Fatality (SIF) Analysis and Modeling:** SIF is an effective way to gauge incidents in the workplace. The SIF scale is used to gauge the incident at the time of occurrence (SIF Actual) and the potential (SIF Potential) on a 0-5 matrix. With zero classified as a "No Hurt" incident and five classified as a "Multiple Fatality" and applying the matrix to SIF Potential, it allows us to identify incidents with high potential in the workplace, even though a severe incident did not occur.
2. **Stuff That Can Kill You (STCKY):** STCKY has simplified the hazard recognition process by using icons that are tied to energy events regularly seen in the workplace. The STCKY process has turned our daily safety briefings into lively discussions where our employees are more engaged in the hazard identification process and developing corrective actions.
3. **Proactive Safety Index (PSI):** There has always been a question on what needs to be generated for proactive efforts to impact incidents. We believe our PSI helped to solve this issue for us by establishing a baseline on the number of leading indicators required to impact incidents in the workplace. The process is based on measuring what is expected vs. what is generated. When our generated leading indicators exceed what is expected, we have observed a downturn in incidents.



Ralph L. Wadsworth (Transportation Solutions) 2025 Construction Safety Week Safety Presentation

4. **Driver Safety Data:** Telematics systems develop immense amounts of data to sort through, creating challenges in identifying at-risk drivers. Working with our insurance carrier, we have adopted a method for measuring driving events per 100 miles. This allows us to organize large data sets from individual drivers into a manageable number. By knowing the number of events per 100 miles driven, we can focus on the drivers who need more coaching and help reduce incidents on the roadway.
5. **Linking Our Leading and Lagging Indicators:** The intent of leading indicators is to reduce the number of lagging indicators. With that mindset, we have built dashboards posting observations alongside incidents. This setup has allowed supervisors to look at what is causing incidents in the workplace and the observation trends that are occurring. With this information, we can channel the observations on the areas where incidents are occurring.

Training

Providing quality training is a core component of safety success. Our training programs are designed to interact with our employees and develop engagement during the learning opportunity, which we believe leads to greater employee retention. The best training programs are the ones where our employees have assisted or provided feedback for improvement.

We deliver training through several methods: classroom, online, micro training and peer-to-peer training, along with daily coaching. Our training programs aim to build employee interaction and foster employee engagement. This method encourages trainees to absorb the training process and allows our employees to apply learning through a hands-on approach.

	2023	2024	2025
Training Hours	10,743	14,060	32,037

Starting Safety Early

What began several years ago as a family-focused safety initiative continues to be an important part of Sterling's safety culture today. The safety-themed drawing contest, originally introduced at RLW and later carried forward at Sterling subsidiary Banicki Construction, remains a meaningful way to engage employees' families and reinforce the importance of safety beyond the jobsite.

The annual calendar contest continues to invite artwork from employees' children and grandchildren, helping keep safety awareness top of mind at work, at home and in everyday life. Over time, the initiative has become a well-established and highly anticipated tradition that strengthens connections between our employees, their families and Sterling's commitment to safety.

Safety training includes:

- Awareness Sessions
- Emergency Response Procedures
- Confined Space Rescue
- Fall Protection
- Material Handling
- Hand Safety
- Working Around Equipment
- Respiratory Protection
- Heat Illness Prevention
- Crane Training
- Incident Investigation
- Equipment Safety
- STCKY Training



Petillo (E-Infrastructure Solutions) First Aid CPR AED Safety Training

The Sterling Way | Sustainability Report 2026 22

Introduction Planet AppendixPeople Corporate Governance Safety The Sterling Way | Sustainability Report 2026 23 In This Section People People, Our Most Precious Resource . . . . . . . . . . . . . . . . . . . . . . . . . 24 A Holistic Approach to Employee Health and Wellness . . . . . . . . . . . . . . . 25 Developing Future Leaders . . . . . . . . . 26 Investing in Future Generations . . . . . 29 Supporting Our Communities . . . . . . 30 Ralph L. Wadsworth (Transportation Solutions) project sites

Introduction | Corporate Governance | Safety | People | Planet | Appendix

People, Our Most Precious Resource

At Sterling, we are committed to actions that support and protect human life. We continue working toward a more sustainable and ethical future by prioritizing the health, safety and well-being of our employees and those with whom we do business. We also remain focused on expanding community engagement and increasing opportunities for our teams to serve and give back in meaningful ways.


WHAT CLIENTS VALUE



Human Rights

Sterling respects and supports internationally recognized human rights and is committed to upholding the dignity and fundamental freedoms of all people. We recognize that these rights apply universally—without distinction based on nationality, gender, ethnicity, race, age, religion, language or any other status—and extend to all individuals, including vulnerable populations and those from historically marginalized communities.

We believe that diversity of background, perspective, skills and experience strengthens our culture and enhances our ability to responsibly serve our customers, employees and communities. By fostering an inclusive and respectful workplace, we support equal opportunity, collaboration and the shared pursuit of sustainable, long-term value.

Board Diversity

We believe the Company's director recruitment and nomination process demonstrates our continued focus on a diversity of skills, experience and tenure on our board, which further promotes and supports the Company's long-term strategic goals.

The addition of seven new independent directors since 2019 has increased the experience and skills diversity of our board. During the recruitment and evaluation of the suitability of current directors and potential director nominees, the governance/nominating committee considers the experience and skills diversity of directors and nominees as one consideration among many. To achieve diversity among directors, the governance/nominating committee considers a number of demographics to continue developing a board that reflects diverse backgrounds, viewpoints, experience, skills and expertise. For more details, please see our Proxy Statement.

To read our **Corporate Human Rights Statement**, visit our website here.

3/8 Three of Eight Director Nominees are either Women or Racially/Ethnically Diverse

64% of our Workforce is Racially/Ethnically Diverse

The Sterling Way | Sustainability Report 2026 24

Introduction | Corporate Governance | Safety | **People** | Planet | Appendix

A Holistic Approach to Employee Health and Wellness



Sterling provides employees with comprehensive programs and benefits designed to support physical, mental and emotional well-being. We encourage a healthy work-life balance and promote overall wellness through a range of initiatives, including fitness and wellness challenges, preventative health services, access to counseling and resources that support both personal and professional well-being.

Sterling benefits programs include:

- Healthcare plans, including preventive and virtual care
- Health savings and flexible spending accounts
- Retirement planning, including a 401(k) plan and employee stock purchase program
- Financial wellness
- Legal services
- Identity theft resolution
- Discount center
- Benefit advocates


UTAH







Ralph L. Wadsworth (Transportation Solutions) employees and project sites

The Sterling Way | Sustainability Report 2026 25

Introduction | Corporate Governance | Safety | **People** | Planet | Appendix

Developing Future Leaders

We foster a culture that supports workforce development, encourages continuous learning and provides an environment where employees can grow their skills and advance professionally.

Sterling Academy

Established in 2021, Sterling Academy is a week-long, company-paid leadership development program that has run annually since 2023. The program includes dedicated schools for Project Managers, Superintendents, and Project Engineers and is facilitated by current Sterling leaders and subject matter experts.

The curriculum is designed to strengthen operational excellence at every stage of our projects–from preconstruction through closeout–with safety integrated throughout the program. Participants develop practical skills in planning, financial management, project administration, and client and subcontractor relations, while reinforcing their leadership and communication capabilities. Across every topic, emphasis is placed on proactive planning, risk management, and accountability to protect our people and deliver high-quality outcomes.

Beginning in 2025, each Academy week opens with a team-building exercise concluding with the assembly of bicycles donated to local charities that support disadvantaged youth and military families in need. This activity reinforces collaboration and shared responsibility while extending the Academy's impact into the communities we serve.

To date, we have had 122 future leaders successfully complete the program with 47 project engineers, 42 superintendents and 33 project managers benefiting from this unique experience.

	2023	2024	2025	2026
Project Engineers	11	12	12	12
Project Managers	12	12	9	–
Superintendents	10	11	11	10
Total Future Leaders Successfully Completed the Program	**33**	**35**	**32**	**22**

Craft School in Transportation Solutions

In 2023, we launched a 4-year initiative to build a Craft School in the Transportation Sector. The program's purpose is to create a structured format wherein Craft Employees who show promise and desire to develop their skills and grow receive position specific training to move up to the next level. This would include moving Laborers to Apprentice Carpenters, Apprentice Carpenters to Journeymen, Journeymen to Foremen, etc. Originally partnering with the AGC to obtain established carpenter curriculum, we continue to customize the content as needed by the business unit and began training future carpenters. Using highly qualified internal Superintendents as subject matter experts and facilitators, we have trained 41 craft employees, with 13 of those receiving Spanish instruction and, after initial launch, the curriculum was translated to Spanish, and Spanish speaking facilitators we identified to offer the courses in Spanish as well. We now offer both Carpenter 1 and Carpenter 2 Craft School in English and Spanish.

Since initial launch we have developed and begun offering Welder 1 and Crane Operator 1 courses and invested in a cutting-edge equipment simulator to offer training to include simulated "seat-time" for individuals nominated by their respective Superintendents.

122 Future leaders have successfully completed the program to date





WADSWORTH

Ralph L. Wadsworth (Transportation Solutions): Carpenter School; Summer Interns; Associated Construction World; Equipment Simulator Training

The Sterling Way | Sustainability Report 2026 26

Introduction | Corporate Governance | Safety | People | Planet | Appendix


TRIMBLE



CEC University, Fort Worth ISD–Trimble Tech, and Grand Prairie ISD.

CEC University

The CEC University mission is to elevate the learning experience for every CEC employee by fostering an environment of innovation, growth and safety. We aim to deliver training programs that transform lives while embodying CEC's values of loyalty, passion and preparedness.

Core Values

Loyalty
Committed to one another and to CEC's mission.

Passion
Driven to deliver excellence every day.

Preparedness
Ready to meet every challenge with skill and confidence.

NCCER training: the globally recognized standard

CEC Facilities is approved as a NCCER Accredited Training Sponsor (ATS), this allows us to use the NCCER curriculum as our base curriculum for our trades training. NCCER curriculum is recognized worldwide and the training taken by the employees is reported in a national registry. The first trade for CEC is the Electrical Program. The program is a four (4)-year program, consisting of 640 hours in the classroom and lab.

CEC's Electrical apprenticeship program is registered with the U.S. Department of Labor and is approved through the Texas Department of Licensing and Regulation (TDLR) as a Texas Electrician Apprenticeship Program. CEC Employees attending this 4-year program will receive Continuing Education (CE) credit for their TDLR license requirements as long as they are in the program and/or up to completion of the program.

- CEC University partners with schools to create early-career opportunities for future tradespeople.
- Intern Signing Day for high school juniors entering the summer internship program (3-week rotation: IMS, Corporate Interior Jobsite, Global Wafers, CEC Lab Build-Out).
- Senior Signing Day Celebrates seniors committing to full-time CEC careers. Events held at partnering schools in April alongside other recognitions.

2025 Year Totals	
Number of Classes	1,235
Number of Hours Trained	11,574
Employees Trained	1,476
Number of Completions*	6,684
CEC Reimbursement	$341,880.00
2025 - 2026 TWC Skills Development Grant (TWC SDF)	
Grant Participating Dates	2/28/25-8/1/26
Employees Trained	537
Total Number of Enrollments*	965
Total Hours Trained	15,424
Total Spent	$756,450.00
CEC Reimbursed	$372,780.00

**Note: Employees taking more than one class*

CEC University is more than a training department—it's a commitment to excellence and a promise that every team member's growth matters.

CEC University partners with

LISD Lewisville ISD · Fort Worth Independent School District Career & Technical Education · Grand Prairie Career and Technical Education

The Sterling Way | Sustainability Report 2026 27

Introduction Planet AppendixPeople Corporate Governance Safety The Sterling Way | Sustainability Report 2026 28 Training Approach and Framework Plateau’s heavy equipment operator training program is tailored to field conditions and informed by Caterpillar VisionLink fault code data, in-field observations, maintenance insights and OSHA 30–influenced safety principles. Training focuses on addressing common operational challenges to improve safety performance, enhance productivity, extend equipment life, reduce downtime and support effective cost control. Key Program Elements • Level 1 Operator Training Weekly eight-hour classes delivered in English and Spanish covering machine fundamentals, ISO symbol interpretation, warning system response, component identification, safe mounting and dismounting, fire prevention and best operating practices. Instruction emphasizes techniques to maximize productivity while minimizing downtime, equipment wear, fuel consumption and ground- engaging tool (GET) replacement. Nearly 1,000 operators have completed Level 1 training over the past two years. • Machine-Specific Walkarounds Detailed, customized walkarounds for each machine type to reinforce safety awareness, identify potential issues and build operator familiarity. • In-Field Corrective Coaching Weekly on-site training that addresses operator-related fault codes in real time through personalized feedback and corrective instruction. • Caterpillar eLearning Integration Targeted, machine-specific digital training modules accessible directly in the field to support continuous learning. • Simulator Training Use of Caterpillar simulators, including articulated truck, excavator and dozer platforms, to train new hires and support experienced operators transitioning between machine types. Simulator training improves control proficiency, timing and component understanding through realistic operating scenarios. • Video Training Library A library of short instructional videos, available in English and Spanish, explaining common operational issues and underutilized machine features. • Ongoing Professional Development All members of the training team maintain OSHA 30 certification, and Plateau supports continued education through industry seminars and ongoing skills development to remain aligned with evolving standards and technologies. Program Outcomes This comprehensive, data-driven training approach continues to strengthen Plateau’s workforce by improving safety performance, reducing equipment downtime and maintenance costs, optimizing fuel efficiency and reinforcing responsible equipment operation. The program supports Plateau’s broader commitment to operational excellence, workforce development and sustainable heavy equipment management. Professional Plumbers Group Plumber’s apprentice and training program to create talent pipeline and plumber’s career progression and licensing opportunities Program Overview Plateau Excavation’s operator training program is a core component of the company’s commitment to safety, operational excellence and workforce development. The program is designed to provide operators with practical, hands-on instruction supported by deep industry experience and proven training methodologies, reinforcing consistent, safe and efficient equipment operation across project sites. Plateau Excavation Operator Training Program Training Leadership and Expertise The Plateau Excavation operator training program is supported by the leadership and expertise of Andrew Field, Director of Training. Andrew brings more than 45 years of hands-on experience operating heavy equipment across Caterpillar’s full machine lineup and a global background in operator instruction. Since 2006, he has worked with Caterpillar to help develop training curricula and certification structures for Levels 1 through 3 and has delivered operator training worldwide for nearly two decades. He holds instructor-level certifications across nearly all Caterpillar machine families through the University of Illinois Caterpillar Instructor Accreditation Program (CIAP), along with specialized certifications in areas such as earthmoving fundamentals, fuel optimization and performance, bulldozer operations and application- specific best practices. Plateau (E-Infrastructure Solutions) Equipment Simulator Training

Introduction Planet AppendixPeople Corporate Governance Safety The Sterling Way | Sustainability Report 2026 29 Sterling supports access to quality education and encourages lifelong learning through meaningful partnerships with universities, trade schools, local high schools, primary schools and educational organizations. We view education as a critical investment in future generations and the long-term strength of our workforce and communities. Our ongoing educational efforts include: Investing in Future Generations Within Sterling • Sterling Academy • Plateau Excavation Training Program • Leadership Development Program • Ralph L. Wadsworth Craft and Carpentry School • CEC University—Electrical Program • Professional Plumbers Group Apprenticeship and Licensing Program • Employee tuition reimbursement program for formal and informal education and training • Comprehensive Safety Training Program • New Hire Buddy system • Apprenticeship programs for laborers and entry-level skilled craft workers to help them obtain licensing, and improve their skills and their earning potential K-12 Schools and Postsecondary Education • Granite School District Robotics Program sponsorship • Next Generation Builders. RLW visited Jump 4 Joy Preschool & Kindergarten and Silver Hills Elementary to talk about building, teamwork and what it means to create something that lasts • Partner with schools and students having to help support their families through low-wage jobs with little to no opportunity for growth • Participate in the “Student Competition and Construction Management Conference” in Reno, Nevada, to enlist industry trailblazers to join us as paid interns, estimators, project managers, surveyors and in other key roles • Work with schools in rural areas with limited employment opportunities • Conduct mock interviews for Genesys Works • Participate in the SkillsUSA Georgia State Competition, Construction Ready CareerEXPO for middle and high school students • CEC University Dean and Instructors Attend Career Fairs, for Fort Worth ISD; Grand Prairie ISD, and Lewisville ISD Higher Education and Workforce Development • Colorado Contractors Association—RLW was an Avalanche sponsor of the 2nd Annual Infrastructure Construction Excellence (ICE) Awards. The CCA is the leading professional association for infrastructure construction professionals across the state, bringing infrastructure to life through the power of advocacy, education, training and partnerships. • American Society of Safety Professionals— Petillo Companies is a proud platinum sponsor for the 2024 NJ ASSP Professional Development Conference. For more than 100 years, ASSP has been supporting occupational safety and health (OSH) professionals in their efforts to prevent workplace injuries, illnesses and fatalities. • American Road & Transportation Builders Association (ARTBA): Sterling sponsors the Federal Issues Program. • Associated General Contractors of Georgia, Inc.: The AGCA Metro Alliance Skills Challenge encourages and educates students and helps prepare them for career opportunities in the construction industry. The event includes a welding competition judged by Plateau employees. • Career Days, Fairs And Competitions including the Associated Schools of Construction Regions 6 & 7 Competition and the ASC Competition in Reno/Sparks, Nevada. • Internships And New Hires: Sterling partners with Genesys Works, local universities, and GradReach to offer students ongoing opportunities. • Southern Utah University Construction Management Program: RLW sponsors the program. Career Fairs and Construction Ready Expo attended by Petillo and Plateau (E-Infrastructure Solutions) Sterling Academy class CEC University Electrical Program participates in SkillsUSA Postsecondary. At the 2025 SkillsUSA Texas Competition, students earned three medals, gold, silver and bronze, with the gold medalist advancing to the national competition in June.

Introduction Planet AppendixPeople Corporate Governance Safety The Sterling Way | Sustainability Report 2026 30 Ralph L. Wadsworth Since 2016, RLW’s Colorado Division has supported local nonprofit organizations by contributing its specialized skills and resources to community projects. These efforts are supported by the division’s management team, who regularly participate alongside employees, family members and friends to provide hands- on assistance and labor. • 2025: The Big Dig Colorado supporting the American Cancer Society • 2024: The Big Dig and Iron Horse Therapeutic Farm in Fort Collins, Colorado. The ADA-accessible farm provides occupational therapy and adaptive gardening and interaction with horses, goats, chickens and other animals. RLW installed water line and fence. • 2023: The Big Dig and Habitat for Humanity in Longmont Colorado. Dirt work. • 2022: The Big Dig • 2021: The Big Dig and Zuma Rescue’s Ranch. Completed a large fence installation. • 2019: The Big Dig with American Cancer Association. Provided equipment, operators, other volunteers, and safety. • 2018: Urban Farm in Denver. Installed pavers for gazebo area. • 2017: Urban Farm in Denver. Installed metal roofs for goat huts. Hauled and installed posts and fence. • 2016: Urban Farm in Denver Tealstone Tealstone supports National Home Builders’ philanthropic home-building programs. For the last several years, Tealstone has worked with Pulte Homes in their Built to Honor® program, described by Pulte as “living our promise of building incredible places where people can live their dreams.” PulteGroup’s Built to Honor program provides mortgage-free homes to veterans living with disabilities as a result of their military service. Tealstone donates the foundation and flatwork, including all labor and materials, so that deserving veterans could have a home without the burden of a mortgage. M/I Homes and Tealstone have also teamed up in recent years to build the foundation for a “benefit home” for Pelotonia, a movement that brings together passionate individuals to fund life-saving cancer research. Tealstone also participated with History Maker Homes and Habitat for Humanity. Plateau My Friends and Me (MFAM) Founded by Plateau employees in 2013, this non-profit initiative celebrated its 11th anniversary assisting families in need during Thanksgiving. In the past, the group purchased essential food items and sorted, packed and donated the items to underprivileged families. During COVID, MFAM switched to providing gift cards so families could still count on donations at Thanksgiving. In 2025, Plateau employees continued the tradition on a smaller scale. Putting the Hat Down This ongoing mission-forward endeavor provides Plateau crews a way to raise money for one another when a team member is facing a hardship or tragedy. Crews raised a total of $22,584 for hurricane victims, with Plateau matching donations Petillo Pillar Care Continuum Formerly Cerebral Palsy of North Jersey, Pillar Care Continuum provides a wide range of services to infants, children and adults with more than 100 different disabilities/diagnoses. In 2025, Petillo hosted the annual Touch-a-Truck event at the Pillar Elementary School Family Fun Day. Families were able to climb inside and take a close look at construction vehicles. The outing had a reptile show, arts and crafts and food and ice cream. In prior years, Petillo Companies donated work to improve Pillar High School’s facilities, keep the building in good repair and improve services for people with disabilities. This is the sixth year Petillo has supported the organization. Dowdy Land Surveyors Dowdy Land Surveyors has supported the Fort Worth Stock Show Syndicate since 2015 through participation in the Junior Sale of Champions at the Fort Worth Stock Show & Rodeo. The program helps ensure 4-H and FFA youth exhibitors receive fair value for their livestock while contributing to scholarships that support agricultural education and future careers in the industry. Through its continued involvement, Dowdy helps encourage youth participation in agriculture and supports the next generation of industry leaders. CEC CEC supports several organizations including • Tarrant County Food Bank Drive with Clayco. Clayco partnered with CEC and Murray Ward to collect over 1,000 items during the holiday season • Dallas CASA Toy Drive - Angel Tree. Thanks to the generosity of our employees, we were able to fulfill Christmas wish lists for 75 Angel Tree kids. • Thanksgiving Basket Assembly for Local Families. Jackson County Solar Project teams (Geronimo Power, Barnhart Energy Company & CEC) collected and assembled enough food for 12 Thanksgiving baskets for families in need. Sterling and the Sterling Companies continue to support multiple organizations, including Habitat for Humanity, American Cancer Society, National Charity League, Fellowship of the Sword, Doug and Jerry Wright Memorial Scholarship, West Valley Health, The Foster Alliance, Toys for Tots, St. Mary’s Food Bank, local schools and local sports teams, as well as other local volunteer efforts. We support our communities and partner organizations through direct collaboration, sponsorships and targeted support initiatives. We encourage and empower our employees to contribute their time and skills to causes that are meaningful to them, reinforcing a culture of service and community engagement. The following are examples of our combined efforts. Supporting Our Communities

Introduction Planet AppendixPeople Corporate Governance Safety The Sterling Way | Sustainability Report 2026 31 New and Ongoing Sponsorships and Support First Year Plateau Heart of Alabama Food Bank. Our team in Montgomery helped reach the goal of raising 25,000 meals and 1,000 lbs of food for The Heart of Alabama food bank put on by Hensel Phelps Women’s Network Campaign “Feeding Hope by Feeding Hunger.” We are so proud of our team for their continuous involvement with helping others. People are the heart of Plateau. We work best when we serve others, from our employees, to our customers and our community. Calvary Children’s Home. Plateau won the Subtractor Safety Award by Ryan Companies and presented the $1,000 check awarded to the company to a local charity, the Calvary Children’s Home. Ralph L. Wadsworth South Davis Metro Fire Service Area. The company donated $2,500 to support the fire service team. City of Sandy Fire Hydrant Repainting. RLW is partnering with the city to help repaint fire hydrants around the area. This round of repainting was tackled by our interns, who jumped in with brushes and buckets to make a difference. It might seem like a small task, but projects like this keep neighborhoods safe and connected and give our team a meaningful opportunity to give back. Coats 4 Kids Charity Golf Tournament hole sponsor and auctioneer SD3A Youth Archery Club sponsorship Water for Africa helping with program flyers and brochures Petillo Orange County Land Trust – Tree for Tribs Program. The Petillo team helped to plant trees. The mission of the Orange County Land Trust is to preserve water resources, critical habitat, rural and urban farmland, scenic viewsheds, and ecosystems in and around Orange County for the benefit of all who depend on them. Second Year Plateau Annual Plateau Classic. In 2024, Plateau raised $100,000, benefiting Children’s Healthcare of Atlanta Aflac Cancer & Blood Disorder Center. In 2025, it raised $135,000, surpassing its $125,000 goal Plateau’s Kid’s School Supplies. We’re proud to provide over 150 backpacks filled with supplies. Ralph L. Wadsworth Utah Rio FC 08 – Soccer Team sponsor Draper Rodeo Community Outreach – Team members worked together on grading, general cleanup and spreading mulch to help prepare the arena for upcoming events. Meeker Mustang Makeover – RLW was a Gold Sponsor for the event. The Meeker Mustang Makeover pairs trainers with mustangs and gives wild horses a new lot in life while creating awareness of the wild horse in the American West and related issues. Safe Harbor Crisis Center Service Project – Team members donated supplies to help Safe Harbor provide life-changing services for families and individuals impacted by domestic violence. Farmington High School Softball Batting Cage Upgrades. RLW employees and their families have volunteered over 400+ hours to excavate and replace the old grass with hard-pack material, install a concrete border to protect the netting, and prep the area for a future storage shed and security fence. After nearly two years of planning and coordination, the project is nearing completion, creating a cleaner, more durable space for these student-athletes to train. Sterling Kids’ Meals of Montgomery County – Sterling’s corporate employees have packed more than 400 healthy lunches and decorated them with art, colors, riddles and jokes. Sterling’s cost is approximately $300 per month for purchased food items and one work hour a month per employee participating (outside of the lunch hour they personally donate). The organization’s mission is to end childhood hunger by delivering free, healthy meals to Houston’s hungriest preschool-aged children and provide their families with resources to help end the cycle of poverty. Since 2006, Kids’ Meals has been making and delivering free, healthy meals directly to the homes of hungry children. Delivering over 14 million free meals to food-insecure children in 56 ZIP codes in Harris and Montgomery counties. Kids’ Meals is a first responder to children ages 5 and under facing debilitating hunger due to extreme poverty.

Introduction | Corporate Governance | Safety | **People** | Planet | Appendix

New and Ongoing Sponsorships and Support


RALPH L. WADSWORTH



Third Year

Ralph L. Wadsworth

RLW supports the Northern Utah Trafficking Intervention Coalition (NUTIC) with donations and resources in their vital mission to raise awareness, provide education and combat human trafficking.

RLW and the Sterling IT Department collaborated to participate in a food drive to support the **Carbon Valley Help Center** whose mission is to help those in immediate need move toward self-sufficiency.

RLW served as sponsor for both the **Farmington and Layton High School** softball teams.

Plateau

Treats for Troops Outreach This program is dedicated to treating troops, with care packages. The Plateau team collected over 40 lbs of candy to send to the troops.

Sterling

Sterling was proud to financially support the **Houston Metro Area Police Foundation**, Back to School Program.





Fourth Year

Ralph L. Wadsworth

Eleven RLW employees participated in the **Red Cross Blood Drive**. redcross.org

Fifth Year

Sterling

15 Sterling corporate employees and family members helped spread Christmas joy with Interfaith of the Woodlands through their donations and by volunteering at the annual **Holiday Toy Drive**. Sterling's cost included over $1,200 in gifts donated plus an average of three hours per employee on the day of the event.

Ralph L. Wadsworth

RLW supports the **American Foundation for Suicide Prevention: Walk Out of Darkness Event**. As an industry deeply impacted, we stand together to raise awareness, share hope, and serve our community.

Petillo

Petillo Companies is a proud Platinum Sponsor of the **American Foundation of Suicide Prevention "Hike for Hope."** The 2025 event raised over $100,000 and had over 500 participants helping spread awareness on mental health in the construction industry.

The Sterling Way | Sustainability Report 2026 32

Introduction Planet Appendix Corporate Governance Safety People The Sterling Way | Sustainability Report 2026 33 In This Section Planet Protecting Our Environment Starts Before Construction Even Begins . . . . . . . . 34 Applying Technology to Reduce Environmental Impacts . . . . . . . . . . . . . . . . . 35 Sustainable Investments . . . . . . . . . . . . . . . . 37 Water Infrastructure and Environmentally Responsible Projects . . . . 38 Projects in Environmentally Sensitive Areas . . . . . . . . . . . . . . . . . . . . . . . . . 39 Responsible Land Clearing and On-Site Material Reuse . . . . . . . . . . . . . . . . . . 40 Ralph L. Wadsworth (Transportation Solutions) project sites

Introduction Planet Appendix Corporate Governance Safety People The Sterling Way | Sustainability Report 2026 34 Sterling maintains an Environmental Program designed to support responsible construction practices and compliance with applicable environmental laws and regulations. The program establishes a framework across operating companies and project locations designed to identify environmental risks, implement environmental controls, and monitor performance. Sterling also evaluates advanced equipment technologies and digital planning tools during early project planning to help reduce environmental impact and improve project efficiency before construction begins. Environmental considerations are incorporated throughout the project lifecycle, from planning and permitting through construction activities. In many cases, environmental assessments and permitting requirements are established by project owners or public agencies during the design phase, and Sterling teams implement the required environmental protection measures during project execution. Project teams follow environmental requirements such as stormwater pollution prevention plans, erosion and sediment control practices, spill prevention procedures, and environmental monitoring activities to help protect surrounding land and water resources during construction. Sterling is committed to responsibly planning, delivering and maintaining the infrastructure that supports communities across the United States. Throughout the project lifecycle—from early planning and design through construction and execution—we integrate protective measures and operational practices that support safety, environmental responsibility and long-term performance. Environmental stewardship Environmental stewardship is embedded in how our teams plan and execute work across diverse projects and geographies. We evaluate potential environmental impacts early, apply practices designed to reduce disruption at project sites and seek to responsibly manage our footprint throughout construction activities. We work toward a more sustainable future by identifying opportunities to improve resource efficiency, reduce waste and responsibly manage materials and natural resources across our operations. This includes advancing climate-resilient practices that help projects adapt to changing conditions, as well as promoting responsible water stewardship through thoughtful planning, efficient water use and project-specific measures to address water availability and quality where relevant. Sterling is committed to complying with all applicable environmental laws and regulations, and we incorporate sound environmental management practices to support consistent, responsible execution. Across our operations, we continue to assess climate- and water-related risks and opportunities as part of our broader approach to environmental management. Regardless of project size or scope, we strive to minimize impacts on surrounding environments and communities. We engage with local stakeholders through proactive communication, including scheduled information sessions, coordination with local organizations, digital outreach and open channels for feedback. Through transparency and collaboration, we aim to foster trust and support positive outcomes in the communities where we operate. Protecting Our Environment Starts Before Construction Even Begins To read our Corporate Environmental Statement, please visit our website. Ralph L. Wadsworth (Transportation Solutions) project sites

Introduction Planet Appendix Corporate Governance Safety People The Sterling Way | Sustainability Report 2026 35 Applying Technology to Reduce Environmental Impacts Construction equipment and fleet operations represent the primary sources of operational emissions associated with Sterling’s work. These emissions primarily result from diesel-powered construction equipment, generators, and company vehicles used across project sites. Sterling continues to evaluate and incorporate advanced equipment technologies and digital tools across its operations to improve project performance while also reducing environmental impact. Sterling regularly reviews the types of equipment used across projects and evaluates opportunities to improve fuel efficiency and operational performance. A significant portion of the company’s equipment fleet operates using Tier IV engine standards, which are designed to reduce particulate matter and nitrogen oxide emissions compared with earlier engine generations. Sterling has also begun incorporating newer equipment technologies where available. For example, electric drive dozers currently operating on several projects provide improved fuel efficiency relative to traditional models. Evaluating newer equipment technologies helps support ongoing efforts to improve operational efficiency while reducing environmental impacts where feasible. Drone Technology In addition to supporting reductions in our carbon footprint, the use of drone technology enhances project efficiency, improves safety and helps prevent unnec- essary waste. Data captured through drone flights enables teams to better plan around underground utilities, designate safe material storage areas and protect sensitive environmental features. By improving site visibility and planning accuracy, drones help optimize earthmov- ing activities, reduce rework and shorten equipment run times. This allows heavy machinery to operate more efficiently, minimizing idle time and unnecessary fuel consumption, which contributes to lower emissions at the project level. Drones also support more precise sequencing and routing of equipment, further improv- ing fuel efficiency and reducing overall environmental impact. Texas Sterling and the Texas Sterling–Banicki joint venture are also utilizing drone technology across project sites to support more efficient surveying, site documen- tation, and construction coordination. Drone surveys provide high-resolution aerial data that can be used to develop terrain models, verify earthwork quantities, and monitor construction progress throughout the lifecycle of a project. By improv- ing data accuracy and providing real-time visibility into project conditions, drone technology helps project teams plan more efficiently, reduce rework, and enhance overall project coordination. Plateau Plateau’s Unmanned Aerial Systems (UAS) team utilizes advanced drone technology to support infrastructure site development across multiple project phases. Equipped with high-resolution sensors, drones capture detailed aerial imagery, topographic data and 3D models that inform planning, design, construction monitoring and final inspections. This comprehensive data enables more accurate site analysis and coordinated decision-making throughout the project lifecycle. In 2025, 4 UAS pilots deployed drones across 21 jobsites, completing 557 surveys enabling 130 users to integrate 407 designs with the drone data while capturing 2,143 measurements. By incorporating drone technology into field operations, teams are able to reduce the need for manual data collection in potentially hazardous areas, enhancing overall safety. Drone-enabled data collection also improves efficiency by accelerating site assessments and reducing the time heavy equipment must operate for surveying and rework purposes. More precise planning and monitoring help optimize earthmoving activities, minimize unnecessary equipment movement and reduce idle time, supporting disciplined fuel use and contributing to the management of operational emissions. Ralph L. Wadsworth RLW continues to use drone technology to assess existing site conditions and generate point-cloud data for integration into 3D design and modeling software. This approach supports more informed design evaluation, planning and coordination across project teams. Drone data also supports the bidding and estimating process by helping verify existing conditions and evaluate potential design alternatives. On active projects, teams review drone flight data to support change order assessments, track production progress and validate bid assumptions. In addition, drone imagery provides a reliable visual record of project milestones, installation sequencing and overall progress throughout the construction lifecycle. J. Banicki Construction Banicki utilizes drone technology to support project planning, documentation, and progress tracking across active construction sites. Drone flights provide aerial imagery and video that help teams scout potential project locations, review site conditions and capture detailed visual records throughout construction. By improving visibility across the jobsite, drone imagery helps project teams monitor work progress, communicate updates with stakeholders and document key milestones. The ability to capture aerial perspectives also supports more informed planning and coordination, allowing teams to better understand site conditions and maintain efficient project execution. Plateau Excavation (E-Infrastructure) and Ralph L. Wadsworth project sites.

Introduction Planet Appendix Corporate Governance Safety People The Sterling Way | Sustainability Report 2026 36 Building Information Modeling (BIM) Plateau Plateau is redefining how underground utilities are delivered by connecting BIM and VDC directly to field execution. Constructible 3D models are developed specifically for the civil environment and serve as the single source of truth from planning through installation, helping reduce material waste, unnecessary rework and inefficiencies associated with traditional workflows. That same coordinated model moves seamlessly from the office to the field, where crews use advanced Trimble tablets and software to lay out utilities directly from the 3D data. Instead of relying on traditional plan interpretation, field teams build from the model itself, ensuring accuracy, consistency and confidence at every stage. This model-based approach supports more efficient use of materials, equipment and labor, while real-time synchronization ensures everyone is working from the most current information as designs evolve. The workflow is anchored by a centralized digital platform that provides the project team with immediate visibility into construction progress. As utilities are installed, as-built conditions are captured and reviewed in real time, allowing teams to analyze results, verify tolerances and make informed adjustments while work is ongoing, reducing unnecessary rework, equipment idling and resource consumption. By closing the gap between design and construction, Plateau’s BIM-to- Field workflow reduces rework, improves quality and delivers underground infrastructure that is built straight from the model—supporting more efficient construction practices and responsible resource use across the project lifecycle. Plateau Excavation (E-Infrastructure) project site Construction equipment and fleet operations represent the primary sources of operational emissions associated with Sterling’s work. These emissions primarily result from diesel-powered construction equipment, generators, and company vehicles used across project sites.

Introduction | Corporate Governance | Safety | People | **Planet** | Appendix

Sustainable Investments

Reducing Carbon Footprint–Subsidiary Usage Example:

Fuel usage data

3.3 million gallons burned in the first 3 years of using OXON™

This saved **~300k** gallons of fuel

It also reduced CO_2 output by **~3,300** tonnes

"Petillo was the first customer, globally, to utilize OXON™ in a construction fleet. We started integrating the product into our operations on June 1, 2022. We have experienced less regens, less parts and downtime from emission issues, an additional 1,000–1,500 hours increase in DPF filter life, all while decreasing our fuel consumption by 9-10%."





E-Infrastructure: CEC and Plateau project sites



Fleet Expansion	2024	2025
Plateau	60 Tier 4 final machines	**142 Tier 4 final machines**
	5 commercial (on-highway) trucks	**9 commercial (on-highway) trucks**
Petillo	8 Tier 4 final machines	**8 Tier 4 final machines**
	6 commercial (on-highway) trucks	**3 commercial (on-highway) trucks**
Banicki	2 Tier 4 final machines	**1 Tier 4 final machines**
	1 commercial trucks	–
TSC	14 Tier 4 final machines	**5 Tier 4 final machines**
RLW	27 Tier 4 final machines	**43 Tier 4 final machines**
	5 commercial (on-highway) trucks	**1 on-highway or 1 ton pickup trucks, including 3 large service trucks and 2-4K gallon water trucks.**

The Sterling Way | Sustainability Report 2026 37

Introduction Planet Appendix Corporate Governance Safety People The Sterling Way | Sustainability Report 2026 38 Ralph L. Wadsworth • Provo River Water Treatment Facility: Construction of a state-of-the-art water treatment facility designed to enhance water quality, safeguard public health and support long-term water resource reliability. • Logan Wastewater Treatment Plant: Upgrades to wastewater infrastructure to improve treatment performance, regulatory compliance and protection of downstream water resources. • Fisher Ranch Water Treatment Plant: Development of modern treatment capabilities to support growing regional demand while promoting responsible water management practices. • Cottam Well Tank: Infrastructure improvements supporting water storage reliability, system resilience and efficient distribution. • Yellowstone River Bridge Replacement: Completed in November 2025 after three years of construction, this project replaced the Yellowstone River Bridge while implementing protective measures to preserve natural river flow, minimize disturbance and protect surrounding ecosystems. • Honda Bridge Rehabilitation (541-foot structure): Delivered during a 14-day rail outage through coordinated 24-hour shifts and detailed planning to meet strict scheduling requirements while maintaining safety and operational continuity. Banicki Panther Drive Bridge Replacement—Superior, Arizona: The Panther Drive Bridge project in Superior, Arizona replaces a low-water crossing that historically became impassable during storm events. The new bridge strengthens climate resilience by providing reliable, all-weather access designed to withstand seasonal flooding and increasingly variable weather conditions. As one of only two roads connecting the southwest portion of town to U.S. 60, this infrastructure improvement enhances community safety by ensuring dependable access for residents, emergency responders and essential services. The project also supports local economic continuity by maintaining consistent transportation connectivity for businesses, commuters and supply chains, even during severe weather events. Through resilient design and thoughtful execution, the bridge contributes to long-term infrastructure reliability and community stability. Sterling continues to deliver critical water and transportation infrastructure that supports community resilience, responsible resource management and long-term environmental sustainability. Through careful planning and disciplined execution, these projects contribute to reliable water systems, improved environmental protection and resilient transportation networks. Water Infrastructure and Environmentally Responsible Projects Ralph L. Wadsworth (Transportation Solutions) project site

Introduction Planet Appendix Corporate Governance Safety People The Sterling Way | Sustainability Report 2026 39 Banicki The Stadium Trail Phase II project delivered a critical segment of Peoria’s regional trail network by constructing a new multi-use pathway and installing a 140-foot prefabricated steel pedestrian bridge over Skunk Creek. This work closed a longstanding gap between major trail corridors and enhanced access to the Peoria Sports Complex, the P83 Entertainment District, and surrounding neighborhoods. The project required disciplined sequencing, extensive flood-control stabilization, and close coordination with the City of Peoria, ADOT, FCDMC, USACE, Jacobs, and Stinger Bridge & Iron. Crews executed major removals, channel grading, grouted and dumped riprap, drilled shafts, structural concrete, bridge construction, and trail paving while maintaining public access within a heavily used recreation corridor. Banicki also collaborated with FCDMC to revise outdated riprap specifications, a solution that enabled timely delivery and improved future flood-control work valley-wide. The result is a durable, safe, and highly connected trail system that strengthens mobility and recreation opportunities for thousands of users. Projects in Environmentally Sensitive Areas Plateau Environmentally Sensitive Creek Crossing Projects: In 2025, Plateau constructed seven creek crossing projects designed to minimize environmental impact. These crossings were built in a manner considered “non- disturbing” to the creek beds. To achieve this, the projects utilized bottomless arch culverts—bridge-like structures that spanned the creek without directly impacting the creek bed. This design approach supported responsible environmental management by preserving natural stream flow, reducing disturbance to aquatic habitats and helping maintain surrounding ecosystem integrity. These practices reflect Plateau’s broader commitment to water stewardship, regulatory compliance and environmentally conscious project execution.

Introduction Planet Appendix Corporate Governance Safety People The Sterling Way | Sustainability Report 2026 40 Across projects, materials such as concrete pavement, asphalt, rock, and steel are commonly reused in roadway base, structural fill, or erosion control applications. For example, on recent transportation projects, more than 144,000 tons of concrete pavement were crushed and reused as part of roadway construction activities. Project teams also work with licensed waste management providers to ensure proper disposal of construction waste, and recyclable materials such as scrap steel are commonly recovered and sent to recycling facilities. These practices support efficient resource use while helping reduce landfill impacts associated with construction activities. Through responsible land clearing practices and on-site material reuse, Sterling supports waste reduction, improved fuel efficiency and thoughtful resource management, contributing to safer, more efficient and environmentally conscious project execution. Plateau Efficient site preparation is critical to responsible project execution. One of the key tools supporting this effort is the use of wood chippers and horizontal grinders during land clearing activities. While often viewed simply as cleanup equipment, these machines play an important role in improving operational efficiency and supporting environmental stewardship on our job sites. Converting Debris into Beneficial Use Material During land clearing, excavators feed brush, limbs and tree trunks into wood chippers or grinders, transforming vegetative debris into usable mulch. This process keeps work areas organized and safer for crews while helping maintain project momentum. More importantly, it allows natural materials to be processed directly on-site rather than removed and discarded. Supporting Waste Reduction and Emissions Management Processing vegetative material on-site reduces the need to transport debris to landfills and avoids open burning, both of which can contribute to air emissions. By minimizing haul-off trips and associated fuel consumption, this approach supports more efficient equipment use and helps manage operational emissions. On-site material processing also reduces landfill waste and promotes responsible resource management consistent with our broader environmental goals. Repurposing Materials for Ongoing Project Benefit The resulting mulch is repurposed in practical and environmentally beneficial ways, including: • Erosion control on slopes and active construction areas • Temporary ground stabilization and sediment management • Landscaping applications to retain soil moisture and suppress weeds • Biomass applications, where appropriate By reusing organic materials within the project footprint or in nearby applications, we support circular resource practices and reduce unnecessary material disposal. Built for Large-Scale Operations For larger projects, heavy-duty horizontal grinders are used to process substantial volumes of brush and timber efficiently. These mobile units are designed for demanding site conditions and enable controlled, precise material processing aligned with environmental and safety standards. Responsible Land Clearing and On-Site Material Reuse Construction activities often generate materials that can be reused or repurposed within project work. Sterling seeks to minimize waste generation and promote responsible material management where feasible. Ralph L. Wadsworth (Transportation Solutions) project site; Plateau (E-Infrastructure) project sites

Introduction Appendix Corporate Governance Safety People Planet The Sterling Way | Sustainability Report 2026 41 In This Section Appendix Plateau Excavation (E-Infrastructure Solutions) project site About This Report . . . . . . . . . . . . . . . . . . . . . . . . 42 Reconciliation Tables . . . . . . . . . . . . . . . . . . . . . 43 Sterling Internal and External Stakeholders . . 44 Our Actions and Initiatives . . . . . . . . . . . . . . . . .45 SASB Framework: Engineering and Construction Services . . . . . . . . . . . . . . . . . 46 TCFD Recommended Disclosures . . . . . . . . . 47 Sustainability Reporting Roadmap . . . . . . . . . 48

Introduction Appendix Corporate Governance Safety People Planet The Sterling Way | Sustainability Report 2026 42 Important Information for Investors and Stockholders Non-GAAP Measures This report contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period- over-period comparisons of those operations. Non-GAAP measures may include adjusted net income, adjusted operating income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP. Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included in the Appendix. Cautionary Statement Regarding Forward-Looking Statements This sustainability report contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our plans, projections, expectations, targets, objectives, strategies or goals relating to environmental, social, safety and governance performance, including our commitment to aligning our sustainability- related disclosure with established standards, frameworks and recommendations; our approach to lower carbon and reduced emissions; our continuing commitment to safe and reliable operations; and our commitment to human rights. All of these types of statements, other than statements of historical fact included in this sustainability report, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “expect,” “plan,” “strive,” “goal,” “seek,” “intend,” “believe,” “aim,” “potential,” “continue,” the negative of such terms or other comparable terminology. Management cautions all readers that the forward-looking statements contained in this sustainability report are not guarantees of future performance, and we cannot assure any reader that such statements will be realized, or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. As referenced in the Corporate Governance section of this Sustainability Report, Sterling is committed to operating with full transparency. The public disclosure of the Company’s sustainability initiatives has been prepared based on the standards, frameworks and recommendations mentioned in this report. While certain matters discussed in this report may be significant and relevant to our investors, any significance should not be read as rising to the level of materiality for purposes of complying with the U.S. federal securities laws or the disclosure requirements of the SEC. About This Report To learn more, please contact: Mary Gonzalez, EdD Head of Strategic Communications and Sustainability 1800 Hughes Landing Blvd, Suite 250 The Woodlands, TX 77380 Tel: 281.214.0777 info@strlco.com

Introduction | Corporate Governance | Safety | People | Planet | **Appendix**

Sterling Infrastructure, Inc. & Subsidiaries

Adjusted Net Income Reconciliation

(In thousands) (Unaudited)

	Twelve Months Ended December 31,	
	2025	2024
Net income attributable to Sterling common stockholders	**$290,153**	$257,461
Gain on deconsolidation of subsidiary, net	**-**	(91,289)
Non-cash stock-based compensation	**24,181**	19,003
Intangible asset amortization[1]	**29,673**	17,037
Acquisition related costs	**8,327**	421
Earn-out (income) expense	**(731)**	4,756
Income tax impact of adjustments	**(14,856)**	13,356
Adjusted net income attributable to Sterling common stockholders[2]	**$336,747**	$220,745
Net income per share attributable to Sterling common stockholders:		
Basic	**$9.50**	$8.35
Diluted	**$9.38**	$8.27
Adjusted net income per share attributable to Sterling common stockholders:		
Basic	**$11.03**	$7.16
Diluted	**$10.88**	$7.09
Weighted average common shares outstanding:		
Basic	**30,542**	30,830
Diluted	**30,947**	31,146

(1) For the twelve months ended December 31, 2025, intangible asset amortization includes $7,485, related to the basis difference recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, intangible asset amortization, acquisition related costs, earn-out (income) expense, and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's annual effective tax rate, unless the nature of the item requires application of a specific tax rate.

Sterling Infrastructure, Inc. & Subsidiaries

Adjusted EBITDA Reconciliation

(In thousands) (Unaudited)

	Twelve Months Ended December 31,	
	2025	2024
Net income attributable to Sterling common stockholders	**$290,153**	$257,461
Depreciation and amortization[1]	**85,700**	68,410
Interest expense (income), net	**(2,561)**	(2,367)
Income tax expense	**98,752**	87,360
EBITDA[2]	**472,044**	410,864
Gain on deconsolidation of subsidiary, net	**-**	(91,289)
Non-cash stock-based compensation	**24,181**	19,003
Acquisition related costs	**8,327**	421
Earn-out (income) expense	**(731)**	4,756
Adjusted EBITDA[3]	**$503,821**	$343,755

(1) For the twelve months ended December 31, 2025, depreciation and amortization includes $7,485 of intangible asset amortization and $1,101 of depreciation expense related to the basis difference recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders adjusted for depreciation and amortization, net interest income/expense and income tax expense.

(3) The Company defines adjusted EBITDA as EBITDA excluding the impact of the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, acquisition related costs, and earn-out (income) expense.

Sterling Infrastructure, Inc. & Subsidiaries

Segment Information

(In thousands) (Unaudited)

	Twelve Months Ended December 31,	
	2025	2024
Revenues (Excluding RHB)		
E-Infrastructure Solutions	**$1,466,777**	$923,728
Transportation Solutions[1]	**640,674**	547,783
Building Solutions	**382,598**	408,369
Total Revenues (Excludes RHB)[1]	**$2,490,049**	$1,879,880
Adjusted Operating Income		
E-Infrastructure Solutions	**$365,407**	$218,746
Transportation Solutions	**87,157**	52,636
Building Solutions	**46,773**	60,386
Adjusted Segment Operating Income[2]	**499,337**	331,768
Corporate G&A Expense	**(31,971)**	(25,929)
Total Adjusted Operating Income[2]	**$467,366**	$305,839

[1] Due to the deconsolidation of RHB on December 31, 2024, beginning on January 1, 2025, the Company reports RHB's operating income as a single line item ("Other operating income (expense), net") in the Consolidated Statements of Operations. RHB's revenue is no longer included in Sterling's consolidated revenue in 2025. For the twelve months ended December 31, 2024, total GAAP revenue of $2,115,756 and Transportation Solutions GAAP revenue of $783,659 have been adjusted to exclude $235,876 of RHB revenue.

[2] The Company defines adjusted operating income as GAAP operating income excluding the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense.

For the twelve months ended December 31, 2025, GAAP operating income of $405,916 is adjusted to exclude $24,181 of non-cash stock-based compensation, $29,673 of intangible asset amortization (including $7,485 related to the basis difference of RHB), $8,327 of acquisition related costs, and $731 of earnout expense.

For the twelve months ended December 31, 2024, GAAP operating income of $264,622 is adjusted to exclude $19,003 of non-cash stock-based compensation, $17,037 of intangible asset amortization, $421 of acquisition related costs, and $4,756 of earn-out expense.

The Sterling Way | Sustainability Report 2026 43

Introduction | Corporate Governance | Safety | People | Planet | **Appendix**

Sterling Internal and External Stakeholders

Achieving a sustainable and resilient future requires ongoing engagement with our stakeholders and an understanding of the topics that matter most to them. Sterling regularly engages with internal and external stakeholder groups to inform our approach to environmental, social and governance matters, address concerns, identify priorities and strengthen alignment across the organization to support long-term value creation and responsible, sustainable outcomes. These engagements help inform our materiality considerations and guide how we align our strategy, operations and disclosures with stakeholder expectations. Throughout this report, we share examples of stakeholder engagement, followed by a summary of stakeholder priorities and corresponding engagement activities for each stakeholder group.

Stakeholder Groups	Stakeholder Priorities	Stakeholder Engagement
Shareholders/Investors	• Return on Investment, Financial Stability & Growth • Company Purpose, Mission, Vision, Values & Strategy • Corporate Governance • Material Sourcing • Labor & Talent Management • Workforce Demographics	• Open dialogue with large and small shareholders, including active and passive investors • Engage via conferences, non-deal road shows and sponsored events • Quarterly formal and informal phone calls post-earnings release • Open access to management via phone calls, virtual/in-person meetings and email during window periods • Continued Investor Relations outreach efforts • Host company-sponsored investor events
Employees	• Employee Safety, Health & Well-Being and Development • Employee Retention, Training & Development • Company Culture, Purpose & Values • Community Engagement • Environmental Stewardship • Ethics & Compliance • Workforce Demographics	• Training, career and professional development programs open to all employees • Maintain supportive culture for open formal and informal communications from employees • Monthly and quarterly community involvement • Anonymous and confidential resource for employee concerns and reporting misconduct via the Ethics Line by Lighthouse Services • Quarterly corporate communications to all employees via company email and posted to company intranet site
Customers	• Responsible Material Sourcing • Product Quality & Innovation • Risk Management & Process Governance • Ethics & Compliance • Employee Health & Safety • Customer Intimacy & Responsiveness • Workforce Demographics	• Proactive engagement with customers and suppliers • Regular engagement with customers by business development, project managers, project site supervisors and safety department • Partner with customers to develop custom solutions • Timely responses to customer inquiries and data requests • Direct access to customer service representatives • Collect feedback through communication channels, surveys and reports
Local Communities	• Environmental Stewardship • Volunteerism & Corporate Giving • Education	• Regular communication to keep community stakeholders updated on projects via digital communications and townhalls • Encourage employees to engage with communities and provide paid time off for volunteering efforts • Quarterly corporate volunteering in addition to business unit employee volunteering efforts • Leadership involvement in local communities and service on non-profit boards • Participate in local and national sustainability forums and standard setting information sessions

Sterling conducts ongoing internal reviews to evaluate climate-related risks and opportunities that are most relevant to our business activities and disclosure practices. As stakeholder expectations and sustainability-related metrics continue to evolve, including those relevant to investors, Sterling assesses which topics are most pertinent to our operations and industry. While certain metrics are considered immaterial or are not currently tracked, we continue to evaluate opportunities to enhance our reporting and disclosures over time, as appropriate.

The Sterling Way | Sustainability Report 2026 44

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Our Actions and Initiatives

Operational Efficiency & Emissions Management (Appendix Summary)

Current Practices	Areas Under Evaluation
Increase the proportion of Tier 4 Final equipment through ongoing fleet replacement, supporting improved fuel efficiency and reduced Scope 1 emissions intensity.	Opportunities to further optimize fleet mix, utilization and replacement strategies to enhance fuel efficiency and emissions performance.
Integrate BIM and VDC models into field execution to reduce rework, improve material accuracy and limit unnecessary equipment operation.	Expanded use of digital modeling and analytics to improve planning precision and lifecycle efficiency.
Use drone technology to support site planning, progress tracking and equipment optimization, helping reduce idle time and rework.	Broader application of aerial data and analytics to enhance operational insights and site optimization.
Apply operational controls to reduce idle time, optimize equipment routing and improve jobsite efficiency.	Additional tools and processes to strengthen real-time monitoring and decision support.
Capture as-built conditions in real time to support quality control and informed decision-making during construction.	Enhanced data integration and reporting to better understand operational drivers of efficiency and emissions.
Focus on disciplined fuel use and efficiency-driven execution across projects.	Continued assessment of evolving expectations related to Scope 2 energy use and Scope 3 value-chain impacts.

In addition to the Actions and Initiatives highlighted on this page and throughout this report, the following pages reference widely recognized sustainability reporting frameworks including the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate related Financial Disclosures (TCFD).

These frameworks provide structure and consistency for sustainability disclosures and support greater comparability across companies and industries. For stakeholders such as investors, customers and partners, alignment with recognized frameworks helps clarify how the company evaluates and communicates sustainability topics relevant to its operations.

The framework alignment index included in the appendix provides additional detail on how specific disclosures within the report relate to the SASB and TCFD frameworks and allows readers familiar with these standards to more easily navigate the report.

Emissions Management by Scope

Scope	What We Do Today	What We Are Evaluating
Scope 1–Direct Emissions	Manage direct emissions primarily through operational efficiency and disciplined fuel use. This includes fleet modernization with increased use of Tier 4 Final equipment as machines are replaced over time, model-based planning to reduce rework, drone-enabled site optimization to limit idle time, and field execution practices that improve equipment utilization.	Additional opportunities to optimize fleet composition, replacement timing and equipment utilization, as well as enhanced data tools to better understand emissions drivers associated with fuel use across projects.
Scope 2–Indirect Energy Emissions	Recognize that electricity consumption at offices, facilities and temporary project infrastructure contributes to indirect emissions. Operational efficiency and responsible facility management practices are applied where applicable to support energy-conscious operations.	Improved visibility into energy use across facilities and project-related operations, along with evolving approaches to energy efficiency, data tracking and disclosure aligned with emerging expectations.
Scope 3–Value Chain Emissions	Acknowledge that upstream and downstream activities, including materials, equipment, logistics and subcontractor services, contribute to value-chain emissions. Efficiency-focused planning, reduced rework and disciplined execution help influence resource use across the project lifecycle.	Continued evaluation of Scope 3 categories most relevant to our operations, including supply chain engagement, data availability and methodologies to better understand value-chain emissions over time.



The Sterling Way | Sustainability Report 2026 45

Introduction | Corporate Governance | Safety | People | Planet | Appendix

SASB Framework: Engineering and Construction Services

Topic	Accounting Metric	Category	Unit of Measure	Codified Metric Code	Disclosure
Environmental Impacts of Project Development	Number of incidents of non-compliance with environmental permits, standards, and regulations	Quantitative	Number	IF-EN-160a.1	Management is reviewing the reporting efforts for disclosure of such information in the future.
	Discussion of processes to assess and manage environmental risks associated with project design, siting, and construction	Discussion and Analysis	N/A	IF-EN-160a.2	Management is reviewing the reporting efforts for disclosure of such information in the future. See Sterling's Proxy Statement for Board's Role in Oversight of Risk Management
Structural Integrity & Safety	Amount of defect- and safety-related rework costs	Quantitative	Reporting currency	IF-EN-250a.1	N/A–Currently not tracked by Sterling
	Total amount of monetary losses as a result of legal proceedings associated with defect- and safety-related incidents	Quantitative	Reporting currency	IF-EN-250a.2	N/A–Not currently disclosed by Sterling
Workforce Health & Safety	(1) Total recordable injury incident rate (TRIR) and (2) fatality rate for (a) direct employees and (b) contract employees	Quantitative	Rate	IF-EN-320a.1	See Sterling's Safe and Sound program detail in the Safety section of this report.
Lifecycle Impacts of Buildings & Infrastructure	Number of (1) commissioned projects certified to a third-party multi-attribute sustainability standard and (2) active projects seeking such certification	Quantitative	Number	IF-EN-410a.1	Data not currently available. Management is reviewing the reporting efforts for disclosure of such information in the future. Management is not aware of project owners seeking such certification.
	Discussion of process to incorporate operational-phase energy and water efficiency considerations into project planning and design	Discussion and Analysis	N/A	IF-EN-410a.2	See Planet section of this report.
Climate Impacts of Business Mix currency	Amount of Backlog for (1) hydrocarbon-related projects and (2) renewable energy projects	Quantitative	Reporting currency	IF-EN-410b.1	Sterling provides services for companies associated with climate change mitigation. Management is reviewing the reporting efforts for disclosure of such information in the future.
	Amount of backlog cancellations associated with hydrocarbon-related projects	Quantitative	Reporting currency	IF-EN-410b.2	N/A
	Amount of backlog for non-energy projects associated with climate change mitigation	Quantitative	Reporting currency	IF-EN-410b.3	Sterling provides services for companies associated with climate change mitigation. Management is reviewing the reporting efforts for disclosure of such information in the future.
Business Ethics	(1) Number of active projects and (2) backlog in countries that have the 20 lowest rankings in Transparency	Quantitative	Number, Reporting Currency	IF-EN-510a.1	Sterling does not operate outside of the U.S.
	Total amount of monetary losses as a result of legal proceedings and regulatory fines and settlements associated with charges of (1) bribery or corruption and (2) anti-competitive practices	Quantitative		IF-EN-510a.2	There are no pending legal matters reasonably expected to have a material adverse impact on Sterling's Consolidated Results of Operations or Financial Position.
	Description of policies and practices for prevention of (1) corruption and bribery and corruption, and (2) anticompetitive behavior in the project bidding processes	Discussion and Analysis	N/A	IF-EN-510a.3	See Sterling's Code of Business Conduct link on page 15
Number of active projects		Quantitative	Reporting currency	IF-EN-000.A	For year ended December 31, 2025, see fourth quarter and full year 2025 Presentation Slides dated February 26, 2026.
Number of commissioned projects		Quantitative	Number	IF-EN-000.B	For Year Ended December 31, 2025, see backlog detail in 2025 Form 10-K
Total backlog		Quantitative	Reporting currency	IF-EN-000.C	For Year Ended December 31, 2025, see backlog detail in 2025 Form 10-K

TCFD Recommended Disclosures table may still change to adopt new structure

The Sterling Way | Sustainability Report 2026 46

Introduction Appendix Corporate Governance Safety People Planet The Sterling Way | Sustainability Report 2026 47 Disclosure Reference (a) Describe the board's oversight of climate-related risks and opportunities. Proxy Statement, Board’s Role in Oversight of Risk Management section, Corporate Governance section beginning on page 14, STRLCO.Com/Corporate Governance (b) Describe management's role in assessing and managing climate-related risks and opportunities. Proxy Statement, Board’s Role in Oversight of Risk Management section, Corporate Governance section beginning on page 14, STRLCO.Com/Corporate Governance Strategy a) Describe the climate-related risks and opportunities the organization has identified over the short, medium, and long term. Future disclosure as described in this report, Sustainability Reporting Roadmap on page 48 b) Describe the impact of climate-related risks and opportunities on the organization’s businesses, strategy, and financial planning. Future disclosure as described in this report, Sustainability Reporting Roadmap on page 48 c) Describe the resilience of the organization’s strategy, taking into consideration different climate-related scenarios, including a 2°C or lower scenario. Future disclosure as described in this report, Sustainability Reporting Roadmap on page 48 Risk Management a) Describe the organization’s processes for identifying and assessing climate-related risks. General reference in 2025 Annual Report, Item 1A., Risk Factor section. Future disclosure as described in this report, Sustainability Reporting Roadmap on page 48 b) Describe the organization’s processes for managing climate-related risks. General reference in 2025 Annual Report, Item 1A., Risk Factor section. Future disclosure as described in this report, Sustainability Reporting Roadmap on page 48 c) Describe how processes for identifying, assessing, and managing climate-related risks are integrated into the organization’s overall risk management. Proxy Statement, Board’s Role in Oversight of Risk Management section, Corporate Governance section beginning on page 14 Metrics and Targets a) Disclose the metrics used by the organization to assess climate related risks and opportunities in line with its strategy and risk management process. Corporate Governance section beginning on page 14 Future disclosure as described in this report, Sustainability Reporting Roadmap on page 48 b) Disclose Scope 1, Scope 2, and, if appropriate, Scope 3 greenhouse gas (GHG) emissions, and the related risks. Future disclosure as described in this report, Sustainability Reporting Roadmap on page 48 c) Describe the targets used by the organization to manage climate-related risks and opportunities and performance against targets. Future disclosure as described in this report, Sustainability Reporting Roadmap on page 48 TCFD Recommended Disclosures

Introduction Appendix Corporate Governance Safety People Planet The Sterling Way | Sustainability Report 2026 48 The following provides an overview of Sterling’s ongoing corporate initiatives and the continued evolution of our sustainability reporting efforts. As part of our long-term growth strategy, Sterling has expanded its presence in adjacent markets through the disciplined acquisition of complementary businesses and assets. Recent acquisitions, including the addition of CEC Facilities Group have strengthened our capabilities and broadened our operating platform. As we continue to evaluate strategic growth opportunities, we remain focused on integrating operations, systems, policies and reporting processes across the organization to promote consistency, transparency and alignment. With this growth, we have advanced efforts to streamline and enhance our sustainability reporting practices. Integration initiatives include harmonizing operational systems, aligning policies and procedures and strengthening data collection processes across subsidiaries. These efforts support more consistent evaluation of environmental, social and governance topics across our businesses. Sterling continues to conduct internal reviews to assess climate-related risks and opportunities relevant to our operations. We evaluate evolving disclosure expectations and consider which sustainability topics are most material to our industry and stakeholders. As our processes mature and data visibility improves, we seek to enhance transparency and clarity in our sustainability reporting in a measured and methodical manner. The roadmap below outlines the steps considered in establishing and refining our sustainability reporting framework, including those related to climate-related considerations. This remains an ongoing process that evolves alongside our business growth, regulatory developments and stakeholder expectations. As our sustainability program continues to mature, we expect to expand disclosures where appropriate and relevant to our operations. One of the ways we continue to evaluate our carbon footprint is through structured review and analysis of fleet and equipment data, which represents a primary source of our direct (Scope 1) emissions. As we advance through our sustainability reporting roadmap and enhance data visibility across our operations, we expect to improve the consistency and granularity of related disclosures as reliable, structured data becomes available. As part of our longer-term transition planning, we evaluate opportunities to support responsible fleet modernization and operational efficiency. These efforts include investments designed to improve fuel efficiency, optimize equipment utilization and manage emissions intensity over time. Examples of these initiatives are highlighted throughout this report, and we will continue to provide updates as our processes and data capabilities mature. Current estimated equipment data is presented in the charts below. The charts below provide an overview of estimated fleet and equipment data used to inform our evaluation of direct (Scope 1) emissions. These figures reflect available operational data and support ongoing efforts to enhance data visibility, improve fuel efficiency and manage emissions intensity over time.Current Phase Connect Align Data, People and Process Unstructured Data Qualitative + Quantitative Structured Data Collect Collect and Organize Data Integration Internal Controls Templates Dashboards Report Generate Reporting and Deliverables Financial Reporting Annual aReport Sustainability Report Performance Tracking Assess Perform Gap Analysis Data Availability Sustainability Reporting Roadmap

www.strlco.com/sustainability Ralph L. Wadsworth (Transportation Solutions) project site